PROSPECTUS
                                                               424 (b)(3)
                                                         File # 333-59798
                               CEL-SCI CORPORATION

                                  Common Stock

      This prospectus may be used only in connection with sales of the common stock of CEL-SCI Corporation by Paul Revere Capital Partners, Ltd. Paul Revere Capital Partners will sell shares of common stock purchased from CEL-SCI under an equity line of credit agreement and up to 200,800 shares of common stock which may be issued upon the exercise of warrants. The warrants were issued to Paul Revere Capital Partners upon the signing of the equity line of credit agreement.

      CEL-SCI will not receive any proceeds from the sale of the common stock by the selling stockholders. CEL-SCI will pay for the expenses of this offering.

      The following provides information concerning the drawdowns requested by Cel-Sci as of May 8, 2002.

      Date of     Shares          Average Sale        Net Proceeds
        Sale       Sold         Price Per Share        to Cel-Sci
     --------     ------        ---------------       ------------

     11/09/01     277,684             $1.08              $299,000
     01/08/02     333,993             $0.87              $290,404
     02/06/02     288,377             $0.81              $234,000
     02/21/02     172,257             $0.68              $117,500
     05/08/02     474,382             $0.32              $150,000


      CEL-SCI's common stock is quoted on the American Stock Exchange under the symbol "CVM." On May 8, 2002 the closing price for one share of the CEL-SCI's common stock was $0.32.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 5 of this Prospectus






                    The date of this prospectus is May 9, 2002

                               PROSPECTUS SUMMARY

      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.



CEL-SCI

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of certain drugs and vaccines. CEL-SCI manufactures MULTIKINE, its first, and main product, using CEL-SCI's proprietary cell culture technologies, which involve a combination, or "cocktail", of natural human interleukin-2 and certain lymphokines and cytokines. CEL-SCI is testing MULTIKINE to determine if it is effective in creating an anti-cancer immune response in head and neck cancer patients, and in HIV-infected women with Human Papilloma Virus induced cervical dysplasia, the precursor stage before the development of cervical cancer.

      Another technology CEL-SCI is developing, Ligand Epitope Antigen Presentation System (LEAPS), is a T-cell modulation technology which CEL-SCI is testing to determine if it is effective in developing potential treatments and/or vaccines against various diseases. Present target diseases are herpes simplex, malaria, and myocarditis (heart disease).

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      CEL-SCI has funded the costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(74,761,000) at December 31, 2001, and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

The Offering

      In order to provide a possible source of funding for CEL-SCI's current activities and for the development of its current and planned products, CEL-SCI has entered into an equity line of credit agreement with Paul Revere Capital Partners.

      Under the equity line of credit agreement, Paul Revere Capital Partners has agreed to provide CEL-SCI with up to $10,000,000 of funding prior to June 22, 2003. During this period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners, and Paul Revere Capital Partners will be obligated to purchase the shares. The minimum amount CEL-SCI can draw down at any one time is $100,000, and the maximum amount CEL-SCI can draw down at any one time will be determined at the time of the drawdown request using a formula contained in the equity line of credit agreement. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Paul Revere Capital Partners and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      For more details on the maximum drawdown amount, the calculation of the purchase price and the number of shares CEL-SCI will sell, see "Equity Line of Credit Agreement" beginning on page 41 of this prospectus.

      CEL-SCI is registering the shares of common stock issuable to Paul Revere Capital Partners under the equity line of credit, as well as the 200,800 shares underlying the warrants that CEL-SCI granted to Paul Revere Capital Partners. These shares may be offered for sale from time to time by means of this prospectus by or for the account of Paul Revere Capital Partners. CEL-SCI will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as the selling shareholders hold shares of CEL-SCI's common stock or until these shares can be sold under an appropriate exemption from registration. CEL-SCI has agreed to bear the expenses of registering the shares, including Paul Revere Capital Partners's legal fees of $35,000, but not the expenses associated with selling the shares, such as broker discounts and commissions.

      As of April 30, 2002, CEL-SCI had 30,573,244 shares of common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued pursuant to the equity-line of credit or upon the exercise and/or conversion of options, warrants or convertible notes. See "Comparative Share Data".

      CEL-SCI will not receive any proceeds from the sale of the shares by Paul Revere Capital Partners. However, CEL-SCI will receive proceeds from any sale of common stock to Paul Revere Capital Partners under the equity line of credit agreement and upon the exercise of warrants held by Paul Revere Capital Partners, when, and if, its pays the exercise price in cash. CEL-SCI expects to use substantially all the net proceeds for general and administrative expenses, research and clinical trials.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, and the need for additional capital. See the "Risk Factors" section of this prospectus for additional Risk Factors.

Summary Financial Data

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation."

Results of Operations:

                                  Year Ended           Three Months Ended
                              September 30, 2001       December 31, 2001
                              ------------------       ------------------
                                                         (as restated)
Investment Income and Other
  Revenues:                   $       670,092           $     176,244

Expenses:
Research and Development            7,762,213               2,438,216
Depreciation and Amortization         209,121                  56,526
General and Administrative          3,432,437                 564,622
Interest Expense                           --                  37,500
                         --------------------          --------------

Net Loss                         $(10,733,679)            $(2,920,620)
                                 =============            ============

Loss per common share
  (basic and diluted)                 $(0.51)                 $(0.16)

Weighted average common
  Shares outstanding               21,824,273              22,799,002


Balance Sheet Data:
                                 September 30, 2001       December 31, 2001
                                 ------------------       -----------------
                                                           (as restated)

Working Capital                    $2,807,229              $2,150,248
Total Assets                        4,508,920               4,620,396
Long-Term Liabilities                 507,727                 767,318
Shareholders' Equity                4,001,193               2,664,423

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

   Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of their holdings of common stock. CEL-SCI does not make, nor has it authorized any other person to make, any representation about the future market value of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered by this prospectus.

CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses.
--------------------------------------------------------------------

      CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through December 31, 2001 CEL-SCI incurred net losses of approximately $(74,761,000). During the years ended September 30, 1999, 2000 and 2001 CEL-SCI suffered losses of $(7,490,725), $(8,478,397) and
$(10,733,679) respectively. CEL-SCI has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of CEL-SCI's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

      There can be no assurance CEL-SCI will be profitable. At the present time, CEL-SCI intends to use available funds to finance CEL-SCI's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by CEL-SCI. CEL-SCI does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

If Cel-Sci cannot obtain additional capital, Cel-Sci may have to delay or postpone development and research expenditures which may influence Cel-Sci's ability to produce a timely and competitive product.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses. Although CEL-SCI's equity line of credit agreement is expected to be a source of funding, the amounts which CEL-SCI is able to draw from the equity line during each drawdown period may not satisfy CEL-SCI's capital needs.

Shares Issuable Upon the Conversion of Options, Warrants and Convertible Securities or in Connection with the Equity Line of Credit May Depress the Price of CEL-SCI's Common stock.

Options

      CEL-SCI has issued options to its officers, directors, employees and consultants which allow the holders to acquire additional shares of CEL-SCI's common stock. In some cases CEL-SCI has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities issuable upon the exercise of the options will be available for public sale. Such filings could result in substantial expense to CEL-SCI and could hinder future financings by CEL-SCI.

      Until the options expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of the options may exercise them at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The exercise of the options will dilute the voting interest of the owners of presently outstanding shares of CEL-SCI's common stock and may adversely affect the ability of CEL-SCI to obtain additional capital in the future. The sale of the shares of common stock issuable upon the exercise of the options could adversely affect the market price of CEL-SCI's stock.

Series E Preferred Stock and Warrants

      In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to three private investors. The Series A warrants permitted the holders of the warrants to purchase 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Series B warrants allowed the holders to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $2.4375 per share prior to certain fixed vesting dates, the first of which in December 2000. On the first fixed vesting date the price of CEL-SCI's common stock was $1.54. Pursuant to the terms of the Series B warrants, which have since expired, the holders of the warrants, in December 2000, received 274,309 additional shares of CEL-SCI's common stock. The share of common stock sold by CEL-SCI in the December 1999 and

January 2000 private offerings have since been resold by the investors, and as a result no additional shares are issuable by the terms of the Series B warrants.

      In March 2000, CEL-SCI sold an additional 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same three private investors. The Series C warrants permitted the holders of the warrants to purchase 413,344 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants originally allowed the holders, to the extent they held any shares purchased in the March 2000 offering, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $7.50 per share prior to certain fixed vesting dates, the first of which was in March 2001. On the first fixed vesting date the price of CEL-SCI's common stock was $1.47 and on the second, and final vesting date, the price of CEL-SCI's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of CEL-SCI's common stock of which 3,520,123 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

      On August 16, 2001 the three private investors exchanged the shares of CEL-SCI's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of CEL-SCI's Series E Preferred stock. Each Series E Preferred share is convertible into shares of CEL-SCI's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of CEL-SCI's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice.

      As part of this transaction the three private investors also exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

      The sale of common stock issued or issuable upon the exercise of the Series E warrants, or the conversion of the Series E Preferred stock, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

Equity Line of Credit

      An unknown number of shares of common stock, which may be sold by means of a separate registration statement filed with the Securities and Exchange Commission, are issuable under a equity line of credit arrangement to Paul Revere Capital Partners. As CEL-SCI sells shares of its common stock to Paul Revere Capital Partners under the equity line of credit, and Paul Revere Capital Partners sells the common stock to third parties, the price of CEL-SCI's common stock may decrease due to the additional shares in the market. If CEL-SCI decides to draw down on the equity line of credit as the price of its common stock decreases, CEL-SCI will be required to issue more shares of its common stock for any given dollar amount invested by Paul Revere Capital Partners, subject to the minimum selling price specified by CEL-SCI. The more shares that are issued under the equity line of credit, the more CEL-SCI's then outstanding shares will be diluted and the more CEL-SCI's stock price may decrease. Although Paul Revere Capital Partners has agreed not to engage in any short selling during the term of the equity line of credit, any decline in the price of CEL-SCI's common stock may encourage short sales by others, which could place further downward pressure on the price of CEL-SCI's common stock. Short selling is a practice of selling shares which are not owned by a seller with the expectation that the market price of the shares will decline in value after the sale.

Convertible Notes and Warrants

       In December 2001 and January 2002 CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment.

      The Series F warrants presently allow the holders to purchase up to 905,500 shares of CEL-SCI's common stock at a price of $0.24 per share at any time prior to December 31, 2008. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable warrant exercise price or the market price of CEL-SCI's common stock, the warrant exercise price and the number of shares of common stock issuable upon the exercise of the warrant may be subject to adjustment.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the notes or the exercise of the warrants may be resold in the public market.

      See "Description of Securities - Convertible Notes and Series F Warrants" for information concerning potential adjustments to the conversion price, the warrant exercise price, and other terms of the notes and the Series F warrants.

      The sale of common stock upon the conversion of the notes or the exercise of the Series F warrants, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

CEL-SCI does not meet the requirements for continued listing on the American Stock Exchange.

      CEL-SCI's common stock trades on the American Stock Exchange. The rules of the AMEX require a corporation, the securities of which are listed on the AMEX, to have shareholders' equity of at leas $4,000,000. As of December 31, 2001 CEL-SCI's shareholders' equity was $2,664,423 and CEL-SCI has continued to incur losses during the quarter ended March 31, 2002. Although CEL-SCI plans to increase its shareholders' equity through the sale of its capital stock, there can be no assurance that CEL-SCI will be able to meet the requirements for continued listing on the AMEX.

If Cost Estimates for Clinical Trials and Research Are Inaccurate, CEL-SCI Will Require Additional Funding.

      CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If CEL-SCI's cost estimates are incorrect, CEL-SCI will need additional funding for its research efforts.

Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by CEL-SCI, VTI or its licensees, and there can be no assurance that such approvals will be granted. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted.

CEL-SCI has, at the present time, only one source of multikine and if this source could not, for any reason, supply CEL-SCI with Multikine, CEL-SCI estimates that it would take approximately six to ten months to obtain supplies of Multikine under an alternative manufacturing arrangement.

      CEL-SCI has an agreement with an unrelated corporation for the production, until 2006, of Multikine. CEL-SCI does not know what cost it would incur to obtain an alternative source of supply.

There can be no assurance that CEL-SCI will achieve or maintain a competitive position or that other technological developments will not cause CEL-SCI's proprietary technologies to become uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many pharmaceutical and biotechnology companies are developing products for the prevention or treatment of cancer and infectious diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's Patents Might Not Protect CEL-SCI's Technology from Competitors.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. CEL-SCI's first MULTIKINE patent expired in 2000. Since CEL-SCI does not know if it will ever be able to sell MULTIKINE on a commercial basis, CEL-SCI cannot predict what effect the expiration of this patent will have on CEL-SCI. Notwithstanding the above, CEL-SCI believes that trade secrets and later issued patents will protect the technology associated with Multikine.

CEL-SCI's Product Liability Insurance May Not Be Adequate to Protect CEL-SCI from Possible Losses.

      Although CEL-SCI has product liability insurance for Multikine and its HGP-30 vaccine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

The Loss of Management and Scientific Personnel Could Adversely Affect CEL-SCI.
-------------------------------------------------------------------------------

      CEL-SCI is dependent for its success on the continued availability of its executive officers. The loss of the services of any of CEL-SCI's executive officers could have an adverse effect on CEL-SCI's business. CEL-SCI does not carry key man life insurance on any of its officers. CEL-SCI's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that CEL-SCI will be able to hire and retain such necessary personnel.

The Market Price for CEL-SCI's Common Stock is Volatile.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                             COMPARATIVE SHARE DATA

                                                       Number of     Note
                                                        Shares     Reference

   Shares outstanding as of April 30, 2002             30,573,244

   Shares to be sold in this Offering:

   Shares issuable pursuant to equity line of credit:     Unknown      A

   Shares issuable upon exercise of warrants issued
   in connection with equity line of credit               200,800      A

      The number of shares outstanding as of April 30, 2002 excludes shares which may be issued in connection with CEL-SCI's line of credit or upon the exercise of other options or warrants previously issued by CEL-SCI. See table below.

Other Shares Which May Be Issued:
--------------------------------

      The following table lists additional shares of CEL-SCI's common stock which may be issued pursuant to the equity line of credit agreement and as the result of the exercise of other outstanding options or warrants issued by CEL-SCI:

                                                         Number of     Note
                                                          Shares     Reference

   Shares issuable upon conversion of Series E            Unknown         B
   preferred stock

   Shares issuable upon exercise of Series E              815,351         B
   warrants

   Shares issuable upon conversion of promissory        2,503,000         C
   notes

   Shares issuable upon exercise of Series F warrants     905,500         C

   Shares issuable upon exercise of options               275,000         D
   granted to investor relations consultants

   Shares issuable upon exercise of options and         5,749,142         E
   warrants granted to CEL-SCI's officers,
   directors, employees, consultants, and third parties


A. Under the equity line of credit agreement, Paul Revere Capital Partners has agreed to provide CEL-SCI with up to $10,000,000 of funding prior to June 22, 2003. During this twenty-four month period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners and Paul Revere Capital Partners will be obligated to purchase the shares. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Paul Revere Capital Partners and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      CEL-SCI may request a drawdown by faxing a drawdown notice to Paul Revere Capital Partners, Ltd., stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which CEL-SCI is willing to sell the shares. The lowest volume weighted average price will be set by CEL-SCI's Chief Executive Officer in his sole and absolute discretion.

      If CEL-SCI sets a minimum price which is too high and CEL-SCI's stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount CEL-SCI can draw and the number of shares CEL-SCI will sell to Paul Revere Capital Partners will be reduced. On the other hand, if CEL-SCI sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, CEL-SCI will have to issue a greater number of shares to Paul Revere Capital Partners based on the reduced market price.

      The following provides information concerning the sales made by Cel-Sci pursuant to the equity line of credit as of May 8, 2002.

      Date of     Shares          Average Sale        Net Proceeds
        Sale       Sold         Price Per Share        to Cel-Sci
     --------     ------        ---------------       ------------

     11/09/01    277,684             $1.08              $299,000
     01/08/02    333,993             $0.87              $290,404
     02/06/02    288,377             $0.81              $234,000
     02/21/02    172,257             $0.68              $117,500
     05/08/02    474,382             $0.32              $150,000

      Depending on the number and amount of the additional drawdowns requested by CEL-SCI, an unknown additional number of shares of common stock may be issued under the equity line of credit agreement between CEL-SCI and Paul Revere Capital Partners.

      As consideration for extending the equity line of credit, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at a price of $1.64 per share at any time prior to April 11, 2004.

B. In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC for $2,800,000. The Series A warrants allowed the holders to purchase up to 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. CEL-SCI issued 274,309 shares of common stock upon the exercise of the Series B warrants, which have since expired.

      In March 2000, CEL-SCI sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to above for $7,700,000. The Series C warrants allowed the holders to purchase up to 413,344 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allowed the holders, to the extent they held any shares purchased in the March 2000 offering, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $7.50 per share prior to certain fixed vesting dates. On the first fixed vesting date the price of CEL-SCI's common stock was $1.47 and on the second, and final vesting date, the price of CEL-SCI's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of CEL-SCI's common stock, of which 3,520,123 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

      On August 16, 2001 CEL-SCI, Advantage Fund II and Koch Investment Group agreed to restructure the terms of the Series A, C and D warrants in the following manner:

      Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC exchanged the 3,588,564 shares of CEL-SCI's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of CEL-SCI's Series E Preferred stock. At the holder's option, each Series E Preferred share is convertible into shares of CEL-SCI's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of CEL-SCI's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice.

      Notwithstanding the above, the maximum number of common shares issuable upon the conversion of each Series E Preferred share prior to August 16, 2003 will be 923 shares.

      Each Series E Preferred share can be redeemed by CEL-SCI at a price of $1,200 per share, plus accrued dividends, at any time prior to July 18, 2003. At any time on or after July 18, 2003 and prior to the close of business on August 16, 2003 CEL-SCI may redeem any outstanding Series E Preferred shares at a price of $1,000 per share.

      Preferred shares that have not been redeemed or converted by August 16, 2003 will automatically convert to twice the number of shares of common stock which such shares would otherwise convert into based upon the Conversion Price on such date. On August 16, 2003 CEL-SCI will also be required to issue the holders of any Series E Preferred shares which are then outstanding Series E warrants which will allow the holders of the warrants to purchase shares of CEL-SCI's common stock equal in number to 33% of the common shares which were issued upon the conversion of the remaining Series E Preferred shares. These warrants, if issued, will be exercisable at any time prior to August 17, 2006 at a price equal to 110% of the volume weighted average price of CEL-SCI's common stock for the five days prior to August 16, 2003.

      Each Series E Preferred share is entitled to a quarterly dividend of $60 per share, payable in cash. Dividends not declared will accumulate. Except as otherwise provided by law the Series E Preferred shares do not have any voting rights. The Series E Preferred shares have a liquidation preference over CEL-SCI's common stock.

      As part of this transaction the three investors exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

      With respect to the shares issuable upon the conversion of the Series E Preferred shares, or the exercise of the Series E warrants, Advantage II and Koch have agreed to limit their respective weekly sales of CEL-SCI's common stock to 9% of the average of the four prior weeks traded volume as listed by Bloomberg, while Mooring Financial will limit its weekly sales of CEL-SCI's common stock to 2.14% of the average of the four prior weeks trading volume as listed by Bloomberg. If CEL-SCI's trading volume reaches 200,000 shares or more on any given day, each of Advantage II and Koch will be allowed to sell an additional 4.5% of that day's trading volume on each of that day and the following day, while Mooring Financial will be allowed to sell an additional 1% of that day's trading volume on each of that day and the following day.

      As of April 30, 2002 3,866 Series E Preferred shares had been converted into 3,565,054 shares of CEL-SCI's common stock. The actual number of shares issuable upon the conversion of the Series E Preferred shares will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares of common stock which will be issued upon the conversion of the Series E Preferred shares cannot be determined at this time. However, prior to August 16, 2003, CEL-SCI would not be required to issue more than 2,235,506 shares of its common stock upon the conversion of the Series E Preferred shares.

C. In December 2001 and January 2002, CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment.

      As of April 30, 2002 CEL-SCI had issued 54,500 shares of common stock upon the exercise of Series F warrants. The remaining Series F warrants presently allow the holders to purchase up to 905,500 shares of CEL-SCI's common stock at a price of $0.24 per share at any time prior to December 31, 2008. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable warrant exercise price or the market price of CEL-SCI's common stock, the warrant exercise price and the number of shares of common stock issuable upon the exercise of the warrant may be subject to adjustment. Every three months after April 17, 2002 the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price of the notes on that date, provided that the adjusted price is lower than the warrant exercise price on that date.

       As of April 30, 2002 notes the principal amount of $974,240 had been converted into 3,104,761 shares of CEL-SCI's common stock. The actual number of shares issuable upon the conversion of the notes will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares which may be issued upon the conversion of the notes cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on April 30, 2002, CEL-SCI would be required to issue approximately 2,503,000 shares of common stock if all of the notes were converted on April 30, 2002.

      See "Description of Securities - Convertible Notes and Series F Warrants" for information concerning potential adjustments to the conversion price, the warrant exercise price, and other terms of the notes and the Series F warrants.

D. CEL-SCI has granted options for the purchase of 275,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at prices ranging between $1.63 and $5.00 per share and expire between September 2002 and June 2006.

E. The options are exercisable at prices ranging from $0.33 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

      The shares referred to in Notes B through E are being, or will be, offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                        MARKET FOR CEL-SCI'S COMMON STOCK

      As of April 30, 2002 there were approximately 2,800 record holders of CEL-SCI's common stock. CEL-SCI's common stock is traded on the American Stock Exchange. Set forth below are the range of high and low quotations for CEL-SCI's common stock for the periods indicated as reported the American Stock Exchange. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

                     Quarter Ending             High              Low
                     --------------             ----              ---
                       12/31/98                 $3.50            $1.50
                        3/31/99                 $2.75            $1.63
                        6/30/99                 $3.38            $1.81
                        9/30/99                 $3.81            $1.88

                       12/31/99                 $3.06            $2.18
                        3/31/00                 $9.87            $2.25
                        6/30/00                 $6.37            $2.75
                        9/30/00                 $3.56            $2.20

                       12/31/00                 $2.54            $1.00
                        3/31/01                 $3.30            $1.30
                        6/30/01                 $1.85            $1.16
                        9/30/01                 $1.94            $1.02

                       12/31/01                 $1.80            $0.72
                        3/30/02                 $1.28            $0.52

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's Preferred Stock would allow CEL-SCI's directors to issue Preferred Stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's common stock. The issuance of Preferred Stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following selected financial data should be read in conjunction with the more detailed financial statements, related notes and other financial information included in this prospectus.

                                  For the Years Ended September 30,
                           -----------------------------------------------------
                           2001        2000        1999      1998       1997
                           ----        ----        ----      ----       ----
Investment Income and
  Other Revenues:     $  670,092    $442,551   $469,518   $792,994 $  438,145

Expenses:
Research and
 Development           7,762,213   4,978,714  4,461,051  3,833,854  6,011,670
Depreciation and
 Amortization            209,121     220,994    268,210    295,331    313,547
General and
 Administrative        3,432,437   3,721,240  3,230,982  3,106,492  2,302,386
                       ---------   ---------  ---------  ---------  ---------

Net Loss           $(10,733,679)$(8,478,397)$(7,490,725)$(6,442,683)$(8,189,458)
                   =============================================================

Loss per common share
(basic and diluted)       $(0.51)     $(0.52)    $(0.74)   $(1.00)     $(1.16)

Weighted average common
  Shares outstanding  21,824,273  14,484,352 11,379,437  9,329,419  6,425,316

Balance Sheet Data:
------------------
                                       September 30,
                    ------------------------------------------------------------
                     2001        2000        1999       1998         1997
                     ----        ----        ----       ----         ----

Working Capital  $2,807,229  $11,725,940  $6,152,715 $12,926,014   $4,581,247
Total Assets      4,508,920   13,808,882   7,559,772  14,431,813    6,334,397
Total Liabilities   507,727      847,423     461,586     456,529      508,617
Shareholders'
 Equity           4,001,193   12,961,459   7,098,186  13,975,284    5,825,780

Results of Operations:
                                    Three Months Ended December 31,
                                  ----------------------------------
                                   2000                       2001
                                   ----                       ----
                                                            (as restated)
Investment Income and Other
  Revenues:                        $  249,808            $   176,244

Expenses:
Research and Development            2,071,107              2,438,216
Depreciation and Amortization          49,079                 56,526
General and Administrative            673,111                564,622
Interest Expense                           --                 37,500
                           ------------------         --------------

Net Loss                          $(2,543,489)           $(2,920,620)
                                  ============           ============
Loss per common share
  (basic and diluted)       $          (0.12)        $         (0.16)

Weighted average common
  Shares outstanding               20,459,913             22,799,002

                                             December 31, 2001
                                             -----------------
                                               (as restated)

Working Capital                               $2,150,248
Total Assets                                   4,620,396
Long-Term Liabilities                            767,318
Shareholders' Equity                           2,644,423

No dividends have been declared on CEL-SCI's common stock.

      The Company's net losses for each fiscal quarter since October 1, 1999 are shown below:

      Quarter                 Net Loss             Net Loss per Share

     12-31-99              $(1,704,408)                   $(0.10)

     03-31-00              $(2,857,840)                   $(0.15)

     06-30-00              $(2,165,107)                   $(0.11)

Quarter                       Net Loss             Net Loss per Share

     09-30-00              $(1,791,642)                   $(0.09)

     12-31-00              $(2,543,489)                   $(0.12)

     03-31-01              $(3,633,943)                   $(0.18)

     06-30-01              $(2,045,155)                   $(0.09)

     09-30-01              $(2,511,092)                   $(0.12)

     12-31-01              $(3,530,895)                   $(0.16)

Results of Operations

Three Months Ended December 31, 2001

      Interest income during the three months ending December 31, 2001 was less than it was during the same quarter in 2000 as a result of the Company's smaller cash position. Other income was higher due to the receipt of grant funds. In June 2000, CEL-SCI entered into an agreement with Cambrex Bioscience, Inc. whereby Cambrex provided CEL-SCI with a facility which allowed CEL-SCI to manufacture MULTIKINE in accordance with FDA regulations. Research and development expenses increased by approximately $367,000 from the comparable period as a result of expenses incurred in the production of MULTIKINE at Cambrex. CEL-SCI's short-term requirements for MULTIKINE were satisfied in January 2002 and as a result CEL-SCI no longer incurs the expense associated with the use of the Cambrex facility.

Fiscal 2001

      Interest income during the year ending September 30, 2001 reflects interest accrued on investments. Research and development expenses in 2001 are substantially higher than the prior period due to costs involved in manufacturing substantial quantities of MULTIKINE for use in future clinical trials and costs involved in validating the manufacturing process. General and Administrative expenses increased slightly due to compensation charges of $593,472 for options to employees that were repriced and compensation charges of $316,500 for options and common stock granted to persons other than employees for services rendered to CEL-SCI. These increases were offset by a decrease of $288,000 for compensation charges related to the common stock bonus granted to an officer.

Fiscal 2000

      Interest income during the year ended September 30, 2000 reflects interest received and accrued on investments. Research and development expense in 2000 is higher than in 1999 because CEL-SCI is running more and larger clinical trials. General and administrative expenses have increased due to the lawsuit brought by former directors which was settled in May of 2000.

Fiscal 1999

    Interest income during the year ending September 30, 1999 reflects interest received and accrued on investments. Interest income decreased as CEL-SCI used the proceeds of the sale of the Series D Preferred Stock. Research and development expense in 1999 was higher than in 1998 because CEL-SCI is running more and larger clinical trials. General and administrative expenses have increased due to the addition of more employees needed for the increased activity level.

Liquidity and Capital Resources

      CEL-SCI has had only limited revenues from operations since its inception in March l983. CEL-SCI has relied upon proceeds realized from the public and private sale of its Common Stock to meet its funding requirements. Funds raised by CEL-SCI have been expended primarily in connection with the acquisition of an exclusive worldwide license to certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, the repayment of debt, the continuation of Company-sponsored research and development, administrative costs and construction of laboratory facilities. Inasmuch as CEL-SCI does not anticipate realizing revenues until such time as it enters into licensing arrangements regarding the technology and know-how licensed to it (which could take a number of years), CEL-SCI is mostly dependent upon the proceeds from the sale of its securities to meet all of its liquidity and capital resource requirements.

      During fiscal 2002, CEL-SCI expects that it will spend significant amounts on research, development, and clinical trials. CEL-SCI plans to use its existing financial resources as well as the proceeds from the sale of its common stock under the equity line of credit agreement with Paul Revere Capital Partners to fund its capital requirements during this period.

      Other than funding its research and development program, CEL-SCI does not have any material capital commitments.

      It should be noted that substantial additional funds will be needed for more extensive clinical trials which will be necessary before CEL-SCI will be able to apply to the FDA for approval to sell any products which may be developed on a commercial basis throughout the United States. In the absence of revenues, CEL-SCI will be required to raise additional funds through the sale of securities, debt financing or other arrangements in order to continue with its research efforts. However, there can be no assurance that such financing will be available or be available on favorable terms.

      CEL-SCI's cash flow and earnings are subject to fluctuations due to changes in interest rates in its investment portfolio of debt securities, to the fair value of equity instruments held, and, to an immaterial extent, to foreign currency exchange rates. CEL-SCI maintains an investment portfolio of various issuers, types and maturities. These securities are generally classified as available-for-sale and, consequently, are recorded on the balance sheet at fair value with unrealized gains or losses reported as a separate component of stockholder's equity. Other-than-temporary losses are recorded against earnings in the same period the loss was deemed to have occurred. CEL-SCI does not currently hedge this exposure and there can be no assurance that other-than-temporary losses will not have a material adverse impact on CEL-SCI's results of operations in the future.

Cambrex Bio Science Promissory Note

      In November 2001 CEL-SCI gave a promissory note to Cambrex Bio Sciences, Inc., the owner of the manufacturing facility used by CEL-SCI to produce MULTIKINE for CEL-SCI's clinical trials. The promissory note is in the principal amount of $1,159,000 and represents the cost of CEL-SCI's use of the Cambrex manufacturing facility for the three months ended January 10, 2002. CEL-SCI's short term needs for MULTIKINE were satisfied in January 2002 and as a result, during the fiscal year ended September 30, 2002, CEL-SCI will no longer incur the expense associated with the use of the Cambrex facility. The amount borrowed from Cambrex is due and payable on January 2, 2003, beginning November 16, 2002 will bear interest at the prime interest rate, which is adjusted monthly, and is secured by the equipment used by CEL-SCI to manufacture MULTIKINE.


Convertible Notes and Series F Warrants

      In December 2001 and January 2002, CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. The notes bear interest at 7% per year, are due and payable on December 31, 2003, and are secured by substantially all of CEL-SCI's assets. Interest is payable quarterly except that the first interest payment is not due until July 1, 2002. If CEL-SCI fails to make any interest payment when due, the notes will become immediately due and payable. The proceeds to CEL-SCI from the sale of these notes, net of transaction costs, was approximately $1,400,000.

      See "Description of Securities-Convertible Notes and Series F Warrants" for more information concerning the terms of these securities.

Quantitative and Qualitative Disclosure About Market Risks

      Market risk is the potential change in an instrument's value caused by, for example, fluctuations in interest and currency exchange rates. CEL-SCI has no derivative financial instruments or debt. Further, there is no exposure to risks associated with foreign exchange rate changes because none of the operations of CEL-SCI are transacted in a foreign currency. The interest rate risk on investments is considered immaterial due to the dollar value of investments as of September 30, 2001.

Recent Accounting Pronouncements

      Effective October 1, 2001, CEL-SCI adopted SFAS No. 133, issued by FASB, "Accounting for Derivative Instruments and Hedging Activities", (as amended by SFAS No. 137 and SFAS No. 138). This statement requires companies to record qualifying derivatives on their balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. CEL-SCI had no derivative or hedging activity in any of the periods presented and therefore there is no impact of these Standards on its financial position or the results of its operations.

      In June 2001, the FASB issued SFAS No. 141, Accounting for Business Combinations. SFAS No. 141 requires that all business combinations initiated after June 30, 2001, be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. CEL-SCI has not yet determined the impact that the adoption of SFAS No. 141 will have on its results of operations.

     In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized but will rather be tested at least annually for impairment. CEL-SCI will adopt SFAS No. 142 on October 1, 2002. CEL-SCI has not yet determined the impact that the adoption of SFAS No. 142 will have on its results of operations.

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. CEL-SCI has not yet determined the impact Statement of Financial Accounting Standards No. 143 will have on its financial position or the results of operations when such statement is adopted.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. CEL-SCI is required to adopt SFAS No. 144 on October 1, 2002. CEL-SCI has not yet determined the impact that the adoption of SFAS No. 144 will have on its results of operations or its financial position.

                                    BUSINESS
      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of the drugs and vaccines described below.

MULTIKINE

      CEL-SCI's first, and main, product, MULTIKINE(TM), manufactured using CEL-SCI's proprietary cell culture technologies, is a combination, or "cocktail", of natural human interleukin-2 ("IL-2") and certain lymphokines and cytokines. MULTIKINE is being tested to determine if it is effective in improving the immune response of cancer patients.

      MULTIKINE has been tested in over 160 patients in the past few years in clinical trials conducted in the U.S., Canada, Europe and Israel. Most of these patients were head and neck cancer patients, but some studies were also conducted in prostate cancer patients, HIV-infected patients and HIV-infected women with Human Papilloma Virus ("HPV") induced cervical dysplasia, the precursor stage before the development of cervical cancer. The safety profile was found to be very good and CEL-SCI believes that the tumor response data suggests that further studies are warranted. CEL-SCI is currently conducting one additional Phase II head and neck cancer study and one study with HIV-infected women with HPV induced cervical dysplasia.

      At the present time CEL-SCI's primary focus for the development of MULTIKINE is to prove its usefulness in the treatment of HIV-infected women with Human Papilloma Virus induced cervical dysplasia, the precursor stage before the development of cervical cancer.

      The function of the immunological system is to protect the body against infectious agents, including viruses, bacteria, parasites and malignant (cancer) cells. An individual's ability to respond to infectious agents and to other substances (antigens) recognized as foreign by the body's immune system is critical to health and survival. When the immune response is adequate, infection is usually combated effectively and recovery follows. Severe infection can occur when the immune response is inadequate. Such immune deficiency can be present from birth but, in adult life, it is frequently acquired as a result of intense sickness or as a result of the administration of chemotherapeutic drugs and/or radiation. It is also recognized that, as people reach middle age and thereafter, the immune system grows weaker.

      Two classes of white blood cells, macrophages and lymphocytes, are believed to be primarily responsible for immunity. Macrophages are large cells whose principal immune activity is to digest and destroy infectious agents. Lymphocytes are divided into two sub-classes. One sub-class of lymphocytes, B-cells, produces antibodies in response to antigens. Antibodies have unique combining sites (specificities) that recognize the shape of particular antigens and bind with them. The combination of an antibody with an antigen sets in motion a chain of events which may neutralize the effects of the foreign substance. The other sub-class of lymphocytes, T-cells, regulates immune responses. T-cells, for example, amplify or suppress antibody formation by B-cells, and can also directly destroy "foreign" cells by activating "killer cells."

      It is generally recognized that the interplay among T-cells, B-cells and the macrophages determines the strength and breadth of the body's response to infection. It is believed that the activities of T-cells, B-cells and macrophages are controlled, to a large extent, by a specific group of hormones called cytokines. Cytokines regulate and modify the various functions of both T-cells and B-cells. There are many cytokines, each of which is thought to have distinctive chemical and functional properties. IL-2 is but one of these cytokines and it is on IL-2 and its synergy with other cytokines that CEL-SCI has focused its attention. Scientific and medical investigation has established that IL-2 enhances immune responses by causing activated T-cells to proliferate. Without such proliferation no immune response can be mounted. Other cytokines support T-cell and B-cell proliferation. However, IL-2 is the only known cytokine which causes the proliferation of T-cells. IL-2 is also known to activate B-cells in the absence of B-cell growth factors.

      Although IL-2 is one of the best characterized cytokines with anticancer potential, CEL-SCI is of the opinion that to have optimum therapeutic value, IL-2 should be administered not as a single substance but rather as a mixture of IL-2 and certain cytokines, i.e. as a "cocktail". This approach, which was pioneered by CEL-SCI, makes use of the synergism between these cytokines. It should be noted, however, that neither the FDA nor any other agency has determined that CEL-SCI's MULTIKINE product will be effective against any form of cancer.

      It has been reported by researchers in the field of cytokine research that IL-2 can increase the number of killer T-cells produced by the body, which improves the body's capacity to selectively destroy specific tumor cells. Research and human clinical trials sponsored by CEL-SCI have indicated a correlation between administration of MULTIKINE to cancer patients and immunological responses. On the basis of these experimental results, CEL-SCI believes that MULTIKINE may have application for the treatment of solid tumors in humans.

    In November 1990, the Florida Department of Health and Rehabilitative Services ("DHRS") gave the physicians at a southern Florida medical institution approval to start a clinical cancer trial in Florida using CEL-SCI's MULTIKINE product. The focus of the trial was unresectable head and neck cancer.

      In 1991, four patients with regionally advanced squamous cell cancer of the head and neck were treated with CEL-SCI's MULTIKINE product. The patients had previously received radical surgery followed by x-ray therapy but developed recurrent tumors at multiple sites in the neck and were diagnosed with terminal cancer. The patients had low levels of lymphocytes and evidence of immune deficiency (generally a characteristic of this type of cancer).

      Significant tumor reduction occurred in three of the four patients as a result of the treatment with MULTIKINE. Negligible side effects were observed and the patients were treated as outpatients. Notwithstanding the above, it should be noted that these trials were only preliminary and were only conducted on a small number of patients. It remains to be seen if MULTIKINE will be effective in treating any form of cancer.

      These results caused CEL-SCI to embark on a major manufacturing program for MULTIKINE with the goal of being able to produce a drug that would meet the stringent regulatory requirements for advanced human studies. This program included building a pilot scale manufacturing facility.

      Since that time, MULTIKINE has been well tolerated in clinical studies involving more than 160 patients. Some of the more recent clinical data were presented at the 5th International Congress on Head and Neck Cancer in San Francisco in August, 2000. The study enrolled advanced primary head and neck cancer patients who were treated prior to surgery and/or radiation for 2 weeks. Dr. Dudkevitch from the Department of Otolaryngology at the Rabin Medical Center, Israel, presented data showing that, of the 12 patients treated, two patients had a complete tumor response (100% tumor reduction) following the 2-week treatment with the MULTIKINE regimen. He also noted that upon histopathological examination of the tissue removed during surgery, no tumor residues were found in those patients. Another 4 patients showed a partial (greater than 50%) tumor reduction and six patients had tumor reductions of less than 50%. Two patients refused surgery after treatment with MULTIKINE.

      In May 2001 CEL-SCI also started a Phase I clinical trial at the University of Maryland Biotechnology Institute's (UMBI). The principle investigator of this study was Dr. Edmund Tramont, who is now the Director of the Division of AIDS at the National Institute of Allergy and Infectious Diseases (NIAID), a subdivision of the National Institutes of Health (NIH). The focus of this study is HIV-infected women with Human Papilloma Virus (HPV) induced cervical dysplasia, the precursor stage before the development of cervical cancer. The goal of the study is to obtain safety and preliminary efficacy data on Multikine as a treatment for pre-cancerous lesions of the cervix (dysplasia). Most cervical dysplasia and cancer is due to infection with HPV. The rationale for using MULTIKINE in the treatment of cervical dysplasia/cancer is that MULTIKINE will help correct this defect and safely boost the patients' immune systems to a point where their immune systems can fight and eliminate the virally induced cancer. Cervical cancer is the second leading cause of cancer death in women worldwide.

      The HIV-infected women with HPV-induced cervical dysplasia were chosen as a study group because of the high morbidity/morality and low success rate of current surgical therapies. Since HIV infection results in immune suppression, HPV-induced cervical dysplasia follows a more malignant and aggressive course of disease in such women. Co-infection with HPV is common in HIV-positive women (about 83%) and cervical cancer is considered an AIDS defining illness.

      HPV infection is also a leading health problem in non HIV-infected American college age women. A large concern among women who have HPV-induced cervical dysplasia is that the repeated surgical procedures will lead to a hysterectomy and the inability to bear children.

      The study is designed to enroll up to a total of 15 women at two dosage levels. Results from an ongoing Phase I clinical trial of MULTIKINE in cervical dysplasia in HPV/HIV co-infected women indicated elimination or reduction of dysplasia in seventy one percent (71%) of the patients, excellent treatment tolerance, and the confirmation of dysplasia elimination or reduction in severity by histopathology.

      In November 2000, CEL-SCI concluded a development, supply and distribution agreement with Orient Europharma of Taiwan. The agreement gives Orient Europharma the exclusive marketing rights to Multikine for all cancer indications in Taiwan, Singapore, Hong Kong and Malaysia. The agreement provides for Orient Europharma to fund the clinical trials needed to obtain marketing approvals in the four countries for head and neck cancer, naso pharyngeal cancer and potentially cervical cancer, which are very prevalent in Far East Asia. CEL-SCI may use the clinical data generated in these trials to support applications for marketing approvals for Multikine in other parts of the world.

      Under the agreement, CEL-SCI will manufacture Multikine and Orient Europharma will purchase the product from CEL-SCI for distribution in the territory. Both parties will share in the revenue from the sale of Multikine.

      Proof of efficacy for anti-cancer drugs is a lengthy and complex process. At this early stage of clinical investigation, it remains to be proven that MULTIKINE will be effective against any form of cancer. Even if some form of MULTIKINE is found to be effective in the treatment of cancer, commercial use of MULTIKINE may be several years away due to extensive safety and effectiveness tests that would be necessary before required government approvals are obtained. It should be noted that other companies and research teams are actively involved in developing treatments and/or cures for cancer, and accordingly, there can be no assurance that CEL-SCI's research efforts, even if successful from a medical standpoint, can be completed before those of its competitors.

    CEL-SCI uses an unrelated corporation for certain aspects of the production of MULTIKINE for research and testing purposes. The agreement with this corporation expires in 2006.

T-CELL MODULATION PROCESS

      CEL-SCI's patented T-cell Modulation Process uses "heteroconjugates" to direct the body to choose a specific immune response. The heteroconjugate technology, referred to as L.E.A.P.S. (Ligand Epitope Antigen Presentation System), is intended to selectively stimulate the human immune system to more effectively fight bacterial, viral and parasitic infections and cancer, when it cannot do so on its own. Administered like vaccines, L.E.A.P.S. combines T-cell binding ligands with small, disease associated, peptide antigens and may provide a new method to treat and prevent certain diseases.

      The ability to generate a specific immune response is important because many diseases are often not combated effectively due to the body's selection of the "inappropriate" immune response. The capability to specifically reprogram an immune response may offer a more effective approach than existing vaccines and drugs in attacking an underlying disease.

      CEL-SCI intends to use this technology to develop potential treatments and/or vaccines against various diseases. Present target diseases are herpes simplex, malaria, and myocarditis.

      CEL-SCI is involved in the following publicly announced studies which are designed to determine the effectiveness of the L.E.A.P.S. technology in preclinical studies.

    Cooperative Research and Development Agreement ("CRADA") with the Naval Medical Research Institute of the U.S. Navy to jointly develop a potential malaria vaccine using the L.E.A.P.S. technology. While at present the number of malaria cases is not a major problem in the continental U.S., there are an increasing number of cases involving Americans bringing the disease home from overseas travels. Currently, there is no approved malaria vaccine anywhere in the world.

      Development of a herpes simplex virus vaccine based on the L.E.A.P.S. technology with funding from the National Institute of Allergy and Infectious Diseases.

      Collaborative study for the treatment, and possible prevention, of autoimmune myorcarditis with researchers at the Department of Pathology, the Johns Hopkins Medical Institutions, Baltimore, Maryland.

RESEARCH AND DEVELOPMENT

      Since 1983, and through December 31, 2001, approximately $43,000,000 has been expended on CEL-SCI-sponsored research and development, including approximately $7,762,000, $5,186,000 and $4,662,000, respectively during the years ended September 30, 2001, 2000 and 1999.

      The costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses have been funded with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

      CEL-SCI has a Scientific Advisory Board ("SAB") comprised of scientists distinguished in biomedical research in the field of cytokines and related areas. From time to time, members of the SAB advise CEL-SCI on its research activities. Institutions with which members of the SAB are affiliated have in the past conducted and may in the future conduct Company-sponsored research. The SAB has in the past and may in the future, at its discretion, invite other scientists to opine in confidence on the merits of CEL-SCI-sponsored research. Members of the SAB receive $500 per month from CEL-SCI.

      The members of CEL-SCI's SAB are:

     Evan M. Hersh, M.D. - Professor of Medicine, Microbiology and Immunology, Assistant Director of Experimental Therapeutics and Translational Research, Arizona Cancer Center, Tucson.

     Michael J. Mastrangelo, M.D. - Professor of Medicine, Jefferson Medical College, Philadelphia, Pennsylvania; and Associate Clinical Director, Jefferson Cancer Center, Philadelphia, Pennsylvania.

     Alan B. Morris, Ph.D. - Professor, Department of Biological Sciences, University of Warwick, Coventry, U.K.

GOVERNMENT REGULATION

      The investigational agents and future products of CEL-SCI are regulated in the United States under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and the laws of certain states. The Federal Food and Drug Administration (FDA) exercises significant regulatory control over the clinical investigation, manufacture and marketing of pharmaceutical and biological products.

      Prior to the time a pharmaceutical product can be marketed in the United States for therapeutic use, approval of the FDA must normally be obtained. Certain states, however, have passed laws which allow a state agency having functions similar to the FDA to approve the testing and use of pharmaceutical products within the state. In the case of either FDA or state regulation, preclinical testing programs on animals, followed by three phases of clinical testing on humans, are typically required in order to establish product safety and efficacy.

      The first stage of evaluation, preclinical testing, must be conducted in animals. After lack of toxicity has been demonstrated, the test results are submitted to the FDA (or state regulatory agency) along with a request for clearance to conduct clinical testing, which includes the protocol that will be followed in the initial human clinical evaluation. If the applicable regulatory authority does not object to the proposed study, the investigator can proceed with Phase I trials. Phase I trials consist of pharmacological studies on a relatively few number of humans under rigidly controlled conditions in order to establish lack of toxicity and a safe dosage range.

      After Phase I testing is completed, one or more Phase II trials are conducted in a limited number of patients to test the product's ability to treat or prevent a specific disease, and the results are analyzed for clinical efficacy and safety. If the results appear to warrant confirmatory studies, the data is submitted to the applicable regulatory authority along with the protocol for a Phase III trial. Phase III trials consist of extensive studies in large populations designed to assess the safety of the product and the most desirable dosage in the treatment or prevention of a specific disease. The results of the clinical trials for a new biological drug are submitted to the FDA as part of a product license application ("PLA"), a New Drug Application ("NDA") or Biologics License Application ("BLA"), depending on the type or derivation of the product being studied.

      In addition to obtaining FDA approval for a product, a biologics establishment license application ("ELA") may need to be filed in the case of biological products derived from blood, or not considered to be sufficiently well characterized, in order to obtain FDA approval of the testing and manufacturing facilities in which the product is produced. To the extent all or a portion of the manufacturing process for a product is handled by an entity other than CEL-SCI, CEL-SCI must similarly receive FDA approval for the other entity's participation in the manufacturing process. Domestic manufacturing establishments are subject to inspections by the FDA and by other Federal, state and local agencies and must comply with Good Manufacturing Practices ("GMP") as appropriate for production. In complying with GMP regulations, manufacturers must continue to expend time, money and effort in the area of production, quality control and quality assurance to ensure full technical compliance.

      The process of drug development and regulatory approval requires substantial resources and many years. Approval of drugs and biologicals by regulatory authorities of most foreign countries must also be obtained prior to initiation of clinical studies and marketing in those countries. The approval process varies from country to country and the time period required in each foreign country to obtain approval may be longer or shorter than that required for regulatory approval in the United States.

      There are no assurances that clinical trials conducted under approval from state authorities or conducted in foreign countries will be accepted by the FDA. Product licensure in a foreign country does not mean that the product will be licensed by the FDA and there are no assurances that CEL-SCI will receive any approval of the FDA or any other governmental entity for the manufacturing and/or marketing of a product. Consequently, the commencement of the marketing of any Company product is, in all likelihood, many years away.

      There can be no assurance that CEL-SCI will be successful in obtaining approvals from any regulatory authority to conduct further clinical trials or to manufacture and sell its products. The lack of regulatory approval for CEL-SCI's products will prevent CEL-SCI from generally marketing its products. Delays in obtaining regulatory approval or the failure to obtain regulatory approval in one or more countries may have a material adverse impact upon CEL-SCI's operations.

COMPETITION AND MARKETING

      Many companies, nonprofit organizations and governmental institutions are conducting research on cytokines. Competition in the development of therapeutic agents incorporating cytokines is intense. Large, well-established pharmaceutical companies are engaged in cytokine research and development and have considerably greater resources than CEL-SCI has to develop products. The establishment by these large companies of in-house research groups and of joint research ventures with other entities is already occurring in these areas and will probably become even more prevalent. In addition, licensing and other collaborative arrangements between governmental and other nonprofit institutions and commercial enterprises, as well as the seeking of patent protection of inventions by nonprofit institutions and researchers, could result in strong competition for CEL-SCI. Any new developments made by such organizations may render CEL-SCI's licensed technology and know-how obsolete.

      Several biotechnology companies are producing IL-2-like compounds. CEL-SCI believes, however, that it is the only producer of a patented IL-2 product using a patented cell-culture technology with normal human cells. CEL-SCI foresees that its principle competition will come from producers of genetically-engineered IL-2-like products. However, it is CEL-SCI's belief, based upon growing scientific evidence, that its natural IL-2 products have advantages over the genetically engineered, IL-2-like products. Evidence indicates that genetically engineered, IL-2-like products, which lack sugar molecules and typically are not water soluble, may be recognized by the immunological system as a foreign agent, leading to a measurable antibody build-up and thereby possibly voiding their therapeutic value. Furthermore, CEL-SCI's research has established that to have optimum therapeutic value IL-2 should be administered not as a single substance but rather as an IL-2-rich mixture of certain cytokines and other proteins, i.e. as a "cocktail". If these differences prove to be of importance, and if the therapeutic value of its MULTIKINE product is conclusively established, CEL-SCI believes it will be able to establish a strong competitive position in a future market.

      CEL-SCI has not established a definitive plan for marketing nor has it established a price structure for CEL-SCI's saleable products. However, CEL-SCI intends, if CEL-SCI is in a position to begin commercialization of its products, to enter into written marketing agreements with various major pharmaceutical firms with established sales forces. The sales forces in turn would probably target CEL-SCI's products to cancer centers, physicians and clinics involved in immunotherapy.

      CEL-SCI may encounter problems, delays and additional expenses in developing marketing plans with outside firms. In addition, CEL-SCI may experience other limitations involving the proposed sale of its products, such as uncertainty of third-party reimbursement. There is no assurance that CEL-SCI can successfully market any products which they may develop or market them at competitive prices.

      Some of the clinical trials funded to date by CEL-SCI have not been approved by the FDA, but rather have been conducted pursuant to approvals obtained from certain states and foreign countries. Conducting clinical studies in foreign countries is normal industry practice since these studies can often be completed in less time and are less expensive than studies conducted in the U.S. Conducting clinical studies in foreign countries is also beneficial since CEL-SCI will need the approval from a foreign country prior to the time CEL-SCI can market any of its drugs in the foreign country. However, since the results of these clinical trials may not be accepted by the FDA, competitors which are conducting clinical trials approved by the FDA may have an advantage in that the products of such competitors are further advanced in the regulatory process than those of CEL-SCI. CEL-SCI is conducting its trials in compliance with internationally recognized standards. By following these standards, CEL-SCI anticipates obtaining acceptance from world regulatory bodies, including the FDA.

PROPERTIES

      CEL-SCI leases office space at 8229 Boone Blvd., Suite 802, Vienna, Virginia at a monthly rental of approximately $7,600. CEL-SCI believes this arrangement is adequate for the conduct of its present business.

      In October 2000, CEL-SCI expanded its fully-equipped laboratory facilities by 6,200 square feet to 17,900 square feet. This space is leased by CEL-SCI for approximately $10,600 per month. The laboratory lease expires in 2004, with extensions available until 2014.

                                   MANAGEMENT

    Name                     Age    Position

Maximilian de Clara          71     Director and President
Geert R. Kersten, Esq.       42     Director, Chief Executive Officer, Secretary
                                     and Treasurer
Patricia B. Prichep          49     Senior Vice President of Operations
M. Douglas Winship           52     Senior Vice President of Regulatory Affairs
                                      and Quality Assurance
Dr. Eyal Talor               45     Senior Vice President of Research and
                                      Manufacturing
Dr. Daniel H. Zimmerman      59     Senior Vice President of Research, Cellular
                                      Immunology
Alexander G. Esterhazy       56     Director
Dr. C. Richard Kinsolving    66     Director

      The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors.

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara. Mr. de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for CEL-SCI between February 1987 and October 1987. In October of

1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed Director of CEL-SCI. Mr. Kersten also became CEL-SCI's Secretary and Treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief
Operating Officer and in February 1995, Mr. Kersten became CEL-SCI's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of CEL-SCI. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

     M. Douglas Winship has been CEL-SCI's Senior Vice President of Regulatory Affairs and Quality Assurance since April 1994. Between 1988 and April 1994, Mr. Winship held various positions with Curative Technologies, Inc., including Vice President of Regulatory Affairs and Quality Assurance (1991-1994).

      Eyal Talor, Ph.D. has been CEL-SCI's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the John Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

     Daniel H. Zimmerman, Ph.D. has been CEL-SCI's Senior Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

      Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

     C. Richard Kinsolving, Ph.D. has been a Director of the Company since April, 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in  Physiology/Chemistry  from Vanderbilt  University
(1962),  and his Bachelor's degree in Chemistry from Tennessee Tech.  University
(1957).

     All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business. Messrs. Esterhazy and Kinsolving, as directors, devote only a minimal amount of time to CEL-SCI.

     CEL-SCI has an audit committee and compensation committee. The members of the audit committee are Alexander G. Esterhazy and C. Richard Kinsolving. The members of the compensation committee are Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving.

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the fiscal year ended September 30, 2001.

                                           All
                                          Other                         Other
                                          Annual   Restric-             Com-
                                          Compen-  ted Stock  Options   pensa-
Name and Princi-  Fiscal   Salary  Bonus  sation    Awards    Granted   tion
pal Position       Year     (1)    (2)     (3)       (4)        (5)      (6)
---------------   ------  --------------  ------   ---------  -------   -----

Maximilian
 de Clara,         2001   $357,167   --  $52,186   $262,000    95,000   $   64
President          2000   $345,583   --  $72,945   $550,000    60,000   $   64
                   1999   $335,292   --  $72,945   $435,625   145,000   $   63

Geert R. Kersten,  2001   $265,175   --  $10,462   $  8,313   655,000   $4,114
Chief Executive    2000   $303,049   --  $15,349   $ 10,375    60,000   $4,114
Officer, Secretary 1999   $268,480       $15,154   $ 10,000   145,000   $4,113
and Treasurer

Patricia B.
 Prichep           2001   $104,505   --  $ 3,000   $  6,270   260,000   $   63
Senior Vice        2000   $114,430   --  $ 3,000   $  6,998    23,000   $   63
President
of Operations

M. Douglas
 Winship,          2001   $163,725   --  $ 2,400   $  9,824    65,000   $   64
Senior Vice        2000   $154,658   --  $ 2,400   $  9,280    20,000   $   64
President          1999   $146,609   --  $ 2,400   $  8,797    27,500   $   63
of Regulatory Affairs
and Quality Assurance

Eyal Talor, Ph.D.  2001   $157,420   --  $ 3,000   $  9,269   200,000   $   63
Senior Vice        2000   $150,334   --  $ 3,000   $  9,020    50,000   $   63
President
of Research and    1999   $139,085   --  $ 3,000   $  8,345    30,000   $   63
Manufacturing

Daniel Zimmerman,  2001   $117,145   --  $ 3,000   $  6,962   175,000   $   64
Ph.D.,             2000   $124,165   --  $ 3,000   $  7,450    20,000   $   64
Senior Vice        1999   $114,806   --  $ 3,000   $  6,888    45,000   $   63
President
of Cellular Immunology

(1)   The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, the shares were issued in consideration for past services rendered to CEL-SCI. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan.

      As of September 30, 2001, the number of shares of CEL-SCI's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of CEL-SCI's common stock were:

      Name                          Shares            Value

      Maximilian de Clara          195,071         $247,741
      Geert R. Kersten             157,173         $199,610
      Patricia B. Prichep           16,843        $  21,391
      M. Douglas Winship            14,360        $  18,237
      Eyal Talor, Ph.D.             29,837        $  37,893
      Daniel Zimmerman, Ph.D.       31,299        $  39,750

      Dividends may be paid on shares of restricted stock owned by CEL-SCI's officers and directors, although CEL-SCI has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the Table. Includes certain options issued in connection with CEL-SCI's Salary Reduction Plans as well as certain options purchased from CEL-SCI. See "Options Granted During Fiscal Year Ended September 30, 2001" below.

(6) All other compensation received that CEL-SCI could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, CEL-SCI. Amounts in the table represent life insurance premiums.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

      During 1993 CEL-SCI implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. Prior to January 1, 1998 CEL-SCI's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that CEL-SCI's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of CEL-SCI's common stock. The fiscal 2001 expenses for this plan were $93,705. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors

      Standard Arrangements. CEL-SCI currently pays its directors $2,000 per quarter, plus expenses. CEL-SCI has no standard arrangement pursuant to which directors of CEL-SCI are compensated for any services provided as a director or for committee participation or special assignments.

     Other  Arrangements.  CEL-SCI has from time to time granted  options to its
outside  directors.   See  "Stock  Options"  below  for  additional  information concerning options granted to CEL-SCI's directors.

Employment Contracts Effective March 14, 2002, CEL-SCI entered into a three-year employment agreement with Mr. de Clara. The employment agreement provides that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, then the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

      Effective August 1, 2000, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $336,132, subject to minimum annual increases of 5% per year. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

Compensation Committee Interlocks and Insider Participation

     CEL-SCI has a compensation committee comprised of all of CEL-SCI's directors, with the exception of Mr. Kersten. During the year ended September 30, 2001, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation.

      During the year ended September 30, 2001, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options

      The following tables set forth information concerning the options granted during the fiscal year ended September 30, 2001, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

            Options Granted During Fiscal Year Ended September 30, 2001
            -----------------------------------------------------------
                      Individual  Grants
                  --------------------------------------


                                                                                 Potential Realizable
                                    % of Total                                    Value at Assumed
                                      Options                                    Annual Rates of Stock
                                     Granted to      Exercise                     Price Appreciation
                        Options      Employees in    Price Per    Expiration       for Option Term (1)
 Name                 Granted (#)    Fiscal Year       Share         Date            5%         10%
--------              -----------    -----------     ---------    ----------       -----       -----

Maximilian de Clara     35,000 (2)       2.04%         $1.67       12/1/04        $16,100     $35,700
                        60,000           3.49%         $1.38       3/22/11        $45,600    $132,000
                        ------
                        95,000

Geert R. Kersten        35,000 (2)       2.04%         $1.67       12/1/04        $16,100     $35,700
                        60,000           3.49%         $1.38       3/22/11        $45,600    $132,000
                       560,000 (2)      32.62%         $1.05       7/16/05       $162,400    $358,400
                        -------
                       655,000

Patricia B. Prichep     35,000 (2)       2.04%         $1.67       12/1/04        $12,600     $35,700
                        25,000           1.46%         $1.18       12/8/10        $30,000     $47,000
                       200,000 (2)      11.65%         $1.05       7/16/05        $58,000    $128,000
                        -------
                       260,000


                      Individual  Grants
                  --------------------------------------


                                                                                 Potential Realizable
                                    % of Total                                    Value at Assumed
                                      Options                                    Annual Rates of Stock
                                     Granted to      Exercise                     Price Appreciation
                        Options      Employees in    Price Per    Expiration       for Option Term (1)
 Name                 Granted (#)    Fiscal Year       Share         Date            5%         10%
--------              -----------    -----------     ---------    ----------       -----       -----

Eyal Talor, Ph.D.       25,000          1.46%           $1.76      11/10/10      $27,500      $70,125
                        15,000 (2)      0.87%           $1.67       12/1/04     $  6,900      $15,300
                       160,000 (2)      9.32%           $1.05       7/16/05      $46,400     $102,400
                        -------
                       200,000

M. Douglas Winship      25,000          1.46%           $1.39       04/5/11      $21,750      $55,250
                        40,000 (2)      2.33%           $1.05       7/16/05      $11,600      $25,600
                        ------
                        65,000

Daniel Zimmerman, Ph.D. 35,000 (2)      2.04%           $1.67       12/1/04      $16,100      $35,700
                        20,000          1.16%           $1.85       1/26/11      $23,200      $59,000
                       120,000 (2)      6.99%           $1.05       7/16/05      $34,800      $76,800
                       -------
                       175,000



(1) The potential realizable value of the options shown in the table assuming the market price of CEL-SCI's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.
(2) Options were granted in accordance with CEL-SCI's Salary Adjustment Plan. Pursuant to the Salary Adjustment Plan, any employee of CEL-SCI was allowed to receive options (exercisable at market price at the time of grant) in exchange for a one-time reduction in such employee's salary.

                    Option Exercises and Year-End Option Values
                                                                 Value (in $) of
                                                                     Unexercised
                                                Number of         In-the-Money
                                               Unexercised     Options at Fiscal
                          Shares               Options (3)        Year-End (4)
                                               ------------    -----------------
                     Acquired On     Value       Exercisable/      Exercisable/
Name                 Exercise (1) Realized (2) Unexercisable     Unexercisable
----                 ------------ ------------ -------------   -----------------

Maximilian de Clara      --             --    348,333/151,666    55,733/12,467
Geert R. Kersten         --             --  1,073,334/711,666  215,233/135,667
Patricia Prichep         --             --    203,501/285,999    34,320/51,970
Eyal Talor                                     82,500/206,666    15,950/36,667
M. Douglas Winship       --             --      94,167/83,333    19,067/12,833
Daniel Zimmerman         --             --    107,667/193,333    17,087/30,433

(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2001.

(2) With respect to options exercised during CEL-SCI's fiscal year ended September 30, 2001, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 2001, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 2001, the market value of the stock underlying those options as of September 30, 2001.

                         Ten-Year Option/SAR Repricings

   In July 2001 CEL-SCI lowered the exercise price on options held by thirty-three of CEL-SCI's officers, directors and employees to $1.05 per share. The options subject to this repricing allowed for the purchase of up to 2,117,165 shares of CEL-SCI's common stock and included options previously granted to those persons listed below. CEL-SCI's Board of Directors lowered the exercise of these options since at the time of repricing (July 17, 2001), the options no longer provided a benefit to the option holders due to the difference between the exercise price of the options and the market price of CEL-SCI's common stock. The following table provides more information concerning the repricing of these options.



                                                                                       Length of
                                   Number of      Market      Exercise                 Original
                                   Securities     Price of    Price at                 Option Term
                                   Underlying     Stock at    Time of                  Remaining
                                   Options/SARs   Repricing   Repricing      New       at Date of
Name and                 Date of   Repriced or    or Amend-   or Amend-    Exercise    Repricing or
Principal Position      Repricing  Amended (#)    ment (#)    ment (#)     Price ($)   Admendment
----------------------------------------------------------------------------------------------------

Maximilan de Clara,      7/17/01     60,000          1.05       3.06         1.05        8.75 yrs
President                            70,000          1.05       5.62         1.05        5.17 yrs
                                     56,666          1.05       3.25         1.05        5.83 yrs
                                     50,000          1.05       4.68         1.05        6.83 yrs
                                     50,000          1.05       2.06         1.05        7.75 yrs
                                     23,333          1.05       3.87         1.05        4.00 yrs

Geert R. Kersten,        7/17/01     60,000          1.05       3.06         1.05        8.75 yrs
Chief Executive                      50,000          1.05       2.06         1.05        7.75 yrs
Officer and                         163,000          1.05       3.12         1.05        1.50 yrs
Treasurer                           114,000          1.05       2.94         1.05        1.50 yrs
                                     50,000          1.05       5.62         1.05        5.17 yrs
                                    150,000          1.05       3.25         1.05        6.83 yrs
                                     50,000          1.05       4.68         1.05        6.83 yrs
                                     50,000          1.05       3.87         1.05        4.00 yrs
                                    200,000          1.05       2.38         1.05        0.92 yrs
                                     24,000          1.05       2.38         1.05        0.92 yrs
                                      4,000          1.05       2.87         1.05        1.25 yrs
                                     10,000          1.05       2.87         1.05        1.25 yrs
                                     10,000          1.05       2.87         1.05        1.67 yrs
                                     50,000          1.05       2.87         1.05        1.25 yrs
                                     50,000          1.05       2.87         1.05        3.00 yrs




                                                                                       Length of
                                   Number of      Market      Exercise                 Original
                                   Securities     Price of    Price at                 Option Term
                                   Underlying     Stock at    Time of                  Remaining
                                   Options/SARs   Repricing   Repricing      New       at Date of
Name and                 Date of   Repriced or    or Amend-   or Amend-    Exercise    Repricing or
Principal Position      Repricing  Amended (#)    ment (#)    ment (#)     Price ($)   Admendment
----------------------------------------------------------------------------------------------------

Patricia B. Prichep,     7/17/01      17,000         1.05        2.31        1.05        7.42 yrs
Senior Vice                           15,000         1.05        2.06        1.05        7.75 yrs
President of                          23,000         1.05        4.00        1.05        8.58 yrs
Operations and                        30,000         1.05        3.12        1.05        1.50 yrs
Secretary                             32,000         1.05        2.94        1.05        1.50 yrs
                                       3,000         1.05        4.25        1.05        5.42 yrs
                                      35,000         1.05        4.68        1.05        5.67 yrs
                                       9,500         1.05        3.87        1.05        4.00 yrs
                                       6,000         1.05        2.87        1.05        1.42 yrs
                                       1,500         1.05        2.87        1.05        2.67 yrs
                                      10,000         1.05        2.94        1.05        4.33 yrs

M. Douglas Winship,      7/17/01      20,000         1.05        5.37        1.05        8.75 yrs
Senior Vice President                 15,000         1.05        2.06        1.05        7.75 yrs
of Regulatory Affairs                 45,000         1.05        4.31        1.05        5.75 yrs
and Quality Assurance                  5,000         1.05        3.87        1.05        4.00 yrs
                                      15,000         1.05        2.87        1.05        2.75 yrs

Eyal Talor, Ph.D.,       7/17/01      20,000         1.05        2.06        1.05        8.00 yrs
Senior Vice President                 12,000         1.05        2.94        1.05        1.50 yrs
of Research and                       16,666         1.05        5.18        1.05        5.67 yrs
Manufacturing                         15,000         1.05        3.31        1.05        7.00 yrs
                                      15,500         1.05        3.87        1.05        4.00 yrs

Daniel Zimmerman, Ph.D.,  7/17/01     15,000         1.05        2.06        1.05        7.75 yrs
Senior Vice President                 20,000         1.05        4.00        1.05        8.58 yrs
of Cellular Immunology                24,000         1.05        2.94        1.05        1.50 yrs
                                       3,000         1.05        4.25        1.05        5.42 yrs
                                       7,000         1.05        3.94        1.05        5.92 yrs
                                      15,000         1.05        5.06        1.05        6.58 yrs
                                      12,000         1.05        3.44        1.05        4.42 yrs



Stock Option and Bonus Plans

      CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans collectively authorize the issuance of up to 2,100,000 shares of CEL-SCI's Common Stock to persons who exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

   (a) The expiration of three months after the date on which an option holder's employment by CEL-SCI is terminated (except if such termination is due to death or permanent and total disability);

   (b) The expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

   (c) In the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans collectively authorize the issuance of up to 5,760,000 shares of CEL-SCI's Common Stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of CEL-SCI's Common Stock on the date the option is granted.

      Stock Bonus Plan. Up to 1,040,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, CEL-SCI's employees, directors, officers, consultants and advisors are eligible to receive a grant of CEL-SCI's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of CEL-SCI's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following sets forth certain information, as of April 30, 2002, concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's Common Stock.

                             Total       Shares
                             Shares    Reserved for    Shares       Remaining
                            Reserved   Outstanding   Issued as   Options/Shares
Name of Plan               Under Plans  Options      Stock Bonus  Under Plans
------------               ----------- -----------   ----------- --------------

Incentive Stock Option
Plans                      2,100,000    1,250,100         N/A         763,315

Non-Qualified Stock Option
    Plans                  5,760,000    4,116,934         N/A         495,605

Stock Bonus Plans          1,440,000          N/A     931,487         508,513

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 170,669 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      During the year ended September 30, 1999 CEL-SCI issued 200,000 shares of its common stock to Mr. de Clara for past services provided to CEL-SCI. In January 2000 CEL-SCI issued Mr. de Clara an additional 200,000 shares of common stock for past services provided to CEL-SCI. In September 2001 CEL-SCI issued Mr. de Clara an additional 200,000 shares of common stock for past services provided to CEL-SCI. In October 2001 CEL-SCI issued Mr. de Clara an additional 75,071 shares of common stock for past services provided to CEL-SCI.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of April 30, 2002, information with respect to the only persons owning beneficially 5% or more of CEL-SCI's common stock and the number and percentage of outstanding shares owned by each director and officer of CEL-SCI and by all the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares  (1)   Percent of Class (3)
----------------                   -----------------       ----------------

Maximilian de Clara                  702,230                   2.2%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                    2,108,520                  6.5%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   579,703                  1.9%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

M. Douglas Winship                    258,093                     *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                     380,203                  1.2%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.            409,229                  1.3%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                 35,000                     *
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving                  41,989                     *
5414 61st Street East
Bradenton, FL 34203

All Officers and Directors          4,514,96713.3%as a Group (8 persons)
*    Less than 1%

(1) Includes shares issuable prior to June 30, 2002 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
      Name                                     Prior to June 30, 2002
      ----                                --------------------------------

      Maximilian de Clara                          439,999
      Geert R. Kersten                           1,725,000
      Patricia B. Prichep                          465,168
      M. Douglas Winship                           154,168
      Eyal Talor, Ph.D.                            265,834
      Daniel H. Zimmerman, Ph.D.                   281,001
      Alexander G. Esterhazy                        35,000
      C. Richard Kinsolving                         20,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

                         EQUITY LINE OF CREDIT AGREEMENT

Overview

      On April 11, 2001, CEL-SCI entered into an equity line of credit agreement with Paul Revere Capital Partners, Ltd. in order to establish a possible source of funding for the development of CEL-SCI's technologies. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility.

      Under the equity line of credit agreement, Paul Revere Capital Partners, Ltd. has agreed to provide CEL-SCI with up to $10,000,000 of funding during the twenty-four month period following the date of this prospectus. During this twenty-four month period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners and Paul Revere Capital Partners will be obligated to purchase the shares. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Paul Revere Capital Partners and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      CEL-SCI may request a drawdown by faxing a drawdown notice to Paul Revere Capital Partners, Ltd., stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which CEL-SCI is willing to sell the shares. The lowest volume weighted average price will be set by CEL-SCI's Chief Executive Officer in his sole and absolute discretion.

Calculation of Drawdown Amount, Purchase Price and Number of Shares Sold

      The minimum amount CEL-SCI can draw down at any one time is $100,000. Without the consent of Paul Revere Capital Partners, the maximum amount CEL-SCI can draw down at any one time is the lesser of $2,000,000 or the amount equal to:

o 4.5% of the weighted average price of CEL-SCI's common stock for the ninety calendar day period prior to the date of the drawdown request
o multiplied by the total trading volume of CEL-SCI's common stock for the ninety calendar day period prior to the date of the drawdown request.

      On the day following the delivery of the drawdown notice, a valuation period of 22 trading days will start:

o On each trading day during the valuation period where the daily volume weighted average price of CEL-SCI's common stock on the American Stock Exchange exceeds the minimum price, if any, specified by CEL-SCI in the drawdown notice, the purchase price will equal 89% of the volume weighted average price on that day.

o On each of the 22 trading days during the valuation period, the number of shares to be sold to Paul Revere Capital Partners will be determined by dividing 1/22 of the drawdown amount by the purchase price on each trading day.

o If the volume weighted average price for CEL-SCI's common stock on any trading day during the 22 trading day calculation period is below the minimum price, then Paul Revere Capital Partners will not purchase any shares on that day, and the drawdown amount will be reduced by 1/22.

      If CEL-SCI sets a minimum price which is too high and CEL-SCI's stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount CEL-SCI can draw and the number of shares CEL-SCI will sell to Paul Revere Capital Partners will be reduced. On the other hand, if CEL-SCI sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, CEL-SCI will have to issue a greater number of shares to Paul Revere Capital Partners based on the reduced market price.

Payment for Shares Issued

      The shares purchased on the first 11 trading days will be issued and paid for on the 13th trading day following the drawdown request. The shares purchased on the 12th through the 22nd trading days will be issued and paid for on the 24th trading day following the drawdown request.

      Upon closing of the equity line of credit Agreement, CEL-SCI paid $35,000 to Paul Revere Capital Partners legal counsel, Epstein Becker & Green P.C., to cover its legal and administrative expenses.

Grant of Warrants

      As consideration for extending the equity line of credit, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at any time prior to April 11, 2004 at a price of $1.64 per share. Paul Revere Capital Partners is not obligated to exercise any warrants.

      CEL-SCI believes that the fair value of these warrants using the Black Scholes pricing model is approximately $200,000. The fair value of these warrants was reflected in CEL-SCI's financial statements and recorded as an expense during the quarter ended June 30, 2001.

Restrictions on Future Financings

      During the term of the equity line of credit agreement, CEL-SCI may not raise capital through any other equity line of credit arrangement.

Termination of the Equity Line of Credit Agreement

      The Equity Line of Credit Agreement will terminated if:

o any event, which has not been corrected within 30 days, has taken place which has any material adverse effect on the business or financial condition of CEL-SCI or which prohibits or interferes with the ability of CEL-SCI to perform any of its material obligations under the equity line of credit agreement,
o CEL-SCI's common stock is de-listed from the American Stock Exchange unless the de-listing is in connection with CEL-SCI's subsequent listing of its common stock on the NASDAQ National Market, the NASDAQ SmallCap Market or the New York Stock Exchange, or
o CEL-SCI files for protection from its creditors under the Federal Bankruptcy laws.

      CEL-SCI may terminate the equity line of credit if Paul Revere Capital Partners fails to honor more than one drawdown notice.

Indemnification

      Paul Revere Capital Partners is entitled to customary indemnification from CEL-SCI for any losses or liabilities it suffers based upon material misstatements or omissions from the registration statement and this prospectus, except as they relate to information Paul Revere Capital Partners supplied to CEL-SCI for inclusion in the registration statement and prospectus.

                               SELLING SHAREHOLDER

      This prospectus relates to sales of CEL-SCI's common stock by Paul Revere Capital Partners. Paul Revere Capital Partners will receive shares of CEL-SCI's common stock under an equity line of credit agreement and up to 200,800 shares of common stock upon the exercise of warrants. Paul Revere Capital Partners is sometimes referred to in this prospectus as the selling shareholder.

      CEL-SCI will not receive any proceeds from the sale of the shares by Paul Revere Capital Partners. Paul Revere Capital Partners may resell the shares it acquires by means of this prospectus from time to time in the public market. The costs of registering the shares offered by Paul Revere Capital Partners is being paid by CEL-SCI. Paul Revere Capital Partners will pay all other costs of the sale of the shares offered by them.

      The following provides information concerning the drawdowns requested by Cel-Sci as of May 8, 2002.

      Date of     Shares          Average Sale         Net Proceeds
        Sale       Sold         Price Per Share        to Cel-Sci
     --------     ------        ---------------        ------------

     11/09/01    277,684             $1.08              $299,000
     01/08/02    333,993             $0.87              $290,404
     02/06/02    288,377             $0.81              $234,000
     02/21/02    172,257             $0.68              $117,500
     05/08/02    474,382             $0.32              $150,000

      The following table shows the shares which are being offered for sale by Paul Revere Capital Partners.

                                          Shares                       Share
                              Shares   Issuable Upon  Shares to Be    Ownership
                            Presently  the Exercise   Sold in this     After
Name                          Owned     of Warrants   Offering        Offering

Paul Revere Capital Partners     (1)     200,800             (1)         --

(1) The number of shares owned by Paul Revere Capital Partners will vary from time-to-time and will depend upon the number of shares purchased from CEL-SCI pursuant to the terms of the Equity Line Agreement.

Manner of Sale.

      The shares of common stock owned, or which may be acquired, by Paul Revere Capital Partners may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In effecting sales, brokers or dealers engaged by Paul Revere Capital Partners may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Paul Revere Capital Partners in amounts to be negotiated.

      Paul Revere Capital Partners is an "underwriter" and any broker/dealers who act in connection with the sale of the shares by means of this prospectus may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. CEL-SCI has agreed to indemnify Paul Revere Capital Partners and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      CEL-SCI has advised Paul Revere Capital Partners that it and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. CEL-SCI has also advised Paul Revere Capital Partners, Ltd. that in the event of a "distribution" of its shares Paul Revere Capital Partners, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". CEL-SCI has also advised Paul Revere Capital Partners, Ltd. that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Grant of Registration Rights

      CEL-SCI granted registration rights to Paul Revere Capital Partners, Ltd. to enable it to sell the common stock it may acquire under the equity line of credit agreement or upon the exercise of the warrants. Notwithstanding these registration rights, CEL-SCI has no obligation:

o to assist or cooperate with Paul Revere Capital Partners, Ltd. in the offering or disposition of their shares;

o to obtain a commitment from an underwriter relative to the sale of any the shares; or

o    to include the shares within any underwritten offering.

      The registration rights agreement with Paul Revere Capital Partners, Ltd. permits CEL-SCI to restrict the resale of the shares Paul Revere Capital Partners, Ltd. has purchased under the equity line of credit agreement for a period of time sufficient to permit CEL-SCI to amend or supplement this prospectus to include material information. If CEL-SCI restricts the ability Paul Revere Capital Partners, Ltd. to resell shares at any time during the thirty-two trading days following the delivery of a drawdown notice, and CEL-SCI's stock price declines during the restriction period, then, in order to compensate Paul Revere Capital Partners, Ltd. for its inability to sell shares during the restriction period, CEL-SCI will be required to pay Paul Revere Capital Partners, Ltd. an amount determined by multiplying:

o the number of shares Paul Revere Capital Partners, Ltd. is committed to purchase following the delivery of the drawdown notice, and

o the difference between the highest daily weighted average price of CEL-SCI's common stock during the restriction period and the weighted average price of CEL-SCI's common stock on the day after the restriction period ends.

                            DESCRIPTION OF SECURITIES

Common Stock

      CEL-SCI is authorized to issue 100,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock . All of the outstanding shares of Common stock are fully paid and non-assessable.

Preferred Stock

      CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

      See "Comparative Share Data" for information concerning CEL-SCI's Series E Preferred stock.

Convertible Notes and Series F Warrants

      In December 2001 and January 2002, CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. The notes bear interest at 7% per year, are due and payable on December 31, 2003 and are secured by substantially all of CEL-SCI's assets. Interest is payable quarterly except that the first interest payment is not due until July 1, 2002. If the Company fails to make any interest payment when due, the notes will become immediately due and payable.

      At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the Conversion Price will lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. However the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

             -  in connection with a merger or acquisition;

             - upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies;

             - pursuant to the conversion or exercise of securities which were outstanding prior to December 31, 2001;

             -  pursuant to CEL-SCI's equity line of credit;

             -  to key officers of CEL-SCI in lieu of their respective salaries.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the notes or the exercise of the warrants may be resold in the public market.

      CEL-SCI's agreement with the note holders places the following restrictions on CEL-SCI's operations. Any of the following restrictions may be waived with the written consent of the holders of a majority of the principal amount of the notes outstanding at the time the consent is required.

o So long as the notes are outstanding, and except as required by the terms of CEL-SCI's Series E Preferred stock, CEL-SCI may not:

             - declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock, or

             - purchase or otherwise acquire for value, directly or indirectly, any common or preferred stock.

o Until the earlier of September 30, 2002 or the date all of the notes are no longer outstanding CEL-SCI may not sell any common stock or any securities convertible into common stock. However, this restriction will not apply to shares issued in a Permitted Financing.

o If CEL-SCI maintains a balance of less than $1,000,000 in its bank account in any month, it may draw down the maximum amount allowable for such month under its equity line of credit. If CEL-SCI maintains a balance of greater than $1,000,000 in its bank account in any month, it may only draw down a maximum of $235,000 per month under the equity line of credit.

      So long as the notes remain outstanding, the note holders will have a first right of refusal to participate in any subsequent financings involving CEL-SCI. If CEL-SCI enters into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note holders may exchange notes and warrants for the securities sold in the subsequent financing.

      Upon the occurrence of any of the following events CEL-SCI is required to redeem the notes at a price equal to 130% of then outstanding principal balance of the notes:

            - the suspension from listing or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange for a period of five consecutive trading days; or

            - the effectiveness of the Registration Statement lapses for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of ten consecutive trading days, provided the cause of the lapse or unavailability is not due to factors primarily within the control of the note holders.

            - any representation or warranty made by CEL-SCI to the note holders proves to be materially inaccurate or CEL-SCI fails to perform any material covenant or condition in its agreement with the note holders.

             - the completion of a merger or other business combination involving CEL-SCI and as a result of which CEL-SCI is not the surviving entity.

             - a purchase, tender or exchange offer accepted by the holders of more than 30% of CEL-SCI's outstanding shares of common stock.

             - CEL-SCI's shareholders fail to approve the issuance of the shares of CEL-SCI's common stock upon the conversion of the notes or the exercise of the warrants

             - CEL-SCI files for protection from its creditors under the federal bankruptcy code.

             - CEL-SCI exceeds its draw down limits under it equity line of credit.

      As of April 30, 2002 notes in the principal amount of $974,240 had been converted into 3,104,761 shares of CEL-SCI's common stock.

      The Series F warrants initially allowed the holders to initially purchase up to 960,000 shares of CEL-SCI's common stock at a price of $0.95 per share at any time prior to December 31, 2008. On April 17, 2002 the warrant exercise price, in accordance with the terms of the warrant, was adjusted to $0.24 per share. Every three months after April 17, 2002, the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price on such date, provided that the adjusted price is lower than the warrant exercise price on that date. As of April 30, 2002 CEL-SCI had issued 54,500 shares of its common stock upon the exercise of the Series F warrants.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the warrant exercise price will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the warrant exercise price nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

Transfer Agent

     Computershare Trust Company, Inc. of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                LEGAL PROCEEDINGS

      CEL-SCI is not involved in any pending or threatened legal proceeding.

                                     EXPERTS

      The consolidated financial statements of CEL-SCI Corporation as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001 included as part of this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

CEL-SCI CORPORATION

Consolidated Financial Statements for the Years
Ended September 30, 2001, 2000, and 1999,
and Independent Auditors' Report

CEL-SCI CORPORATION

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                         Page

INDEPENDENT AUDITORS' REPORT                                              F-1

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000,
  AND 1999:

  Consolidated Balance Sheets                                             F-2

  Consolidated Statements of Operations                                   F-3

  Consolidated Statements of Comprehensive Loss                           F-4

  Consolidated Statements of Stockholders' Equity                         F-5

  Consolidated Statements of Cash Flows                               F-6 - F-7

  Notes to Consolidated Financial Statements                         F-8 - F-24

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of CEL-SCI Corporation:

We have audited the accompanying consolidated balance sheets of CEL-SCI Corporation and subsidiaries (the Company) as of September 30, 2001 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CEL-SCI Corporation and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
McLean, Virginia

December 20, 2001

CEL-SCI CORPORATION
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2001 AND 2000
--------------------------------------------------------------------------------

ASSETS                                                  2001           2000

CURRENT ASSETS:
    Cash and cash equivalents                       $1,783,990      $6,909,263
    Investment securities available for sale           593,384       3,760,922
    Interest and other receivables                      40,376          39,252
    Prepaid expenses                                   866,058       1,838,376
    Advances to officer/shareholder and employees            -             728
                                                    ----------      ----------
                      Total current assets           3,283,808      12,548,541

RESEARCH AND OFFICE EQUIPMENT - Less accumulated
    depreciation of $1,864,182 and $1,721,336          620,608         594,919

DEPOSITS                                               139,828         139,828

PATENT COSTS - Less accumulated amortization
    of $623,235 and $574,362                           464,676         525,594

                                                    $4,508,920     $13,808,882
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses           $  476,048     $   822,601
    Due to officer/shareholder and employees               461               -
                                                    ----------     -----------
                      Total current liabilities        476,509         822,601

DEFERRED RENT                                           31,218          24,822
                                                    ----------     -----------
                     Total liabilities                 507,727         847,423
                                                    ----------     -----------
STOCKHOLDERS' EQUITY:
    Series E cumulative convertible redeemable
preferred stock, $.01 par value, $1,000
liquidation value - authorized, 6,288 shares;
issued and outstanding, 5,863 and -0-
shares at September 30, 2001 and 2000, respectively         59               -
    Common stock, $.01 par value - authorized,
100,000,000 shares; issued and outstanding,
21,952,082 and 20,459,700 shares
at September 30, 2001 and 2000, respectively            219,521        204,597
    Additional paid-in capital                       75,641,365     73,924,653
    Unearned compensation                               (19,636)             -
    Accumulated other comprehensive loss                   (210)       (61,564)
    Accumulated deficit                             (71,839,906)   (61,106,227)
                                                    ------------   ------------
                   Total stockholders' equity         4,001,193     12,961,459
                                                    ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 4,508,920    $13,808,882


See notes to consolidated financial statements.

CEL-SCI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 2001, 2000,
AND 1999
--------------------------------------------------------------------------------

                                            2001           2000         1999

INVESTMENT INCOME                         $376,221       $402,011     $402,831

OTHER INCOME                               293,871         40,540       66,687
                                         ---------       --------       ------
           Total income
                                           670,092        442,551      469,518
                                         ---------      ---------      -------

OPERATING EXPENSES:
    Research and development             7,762,213      5,186,065    4,662,226
    Depreciation and amortization          209,121        220,994      268,210
    General and administrative           3,432,437      3,513,889    3,029,807
                                       -----------    -----------  -----------
                      Total operating
                       expenses         11,403,771      8,920,948    7,960,243
                                       -----------    -----------  -----------

NET LOSS                               (10,733,679)    (8,478,397)  (7,490,725)

ACCRUED DIVIDENDS ON PREFERRED STOCK       (53,153)             -            -

ACCRETION OF BENEFICIAL CONVERSION
    FEATURE ON PREFERRED STOCK            (317,419)             -            -
                                       -----------    -----------  -----------

NET LOSS ATTRIBUTABLE TO COMMON
    STOCKHOLDERS                      $(11,104,251)   $(8,478,397) $(7,490,725)
                                      ============    ===========  ===========

LOSS PER COMMON SHARE (BASIC)          $     (0.51)   $     (0.44) $     (0.52)
                                      ============    ===========  ===========

LOSS PER COMMON SHARE (DILUTED)        $     (0.51)   $     (0.44) $     (0.52)
                                      ============    ===========  ===========
WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                         21,824,273     19,259,190   14,484,352
                                      ============    ===========   ==========


See notes to consolidated financial statements.

CEL-SCI CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE
LOSS
YEARS ENDED SEPTEMBER 30, 2001, 2000, AND
1999
------------------------------------------------------------------------------

                                            2001         2000           1999


NET LOSS                               $(10,733,679)  $(8,478,397)  $(7,490,725)

OTHER COMPREHENSIVE LOSS - Unrealized
gain (loss) on investments                   61,354        55,095       (68,368)
                                       ------------   -----------   -----------

COMPREHENSIVE LOSS                     $(10,672,325)  $(8,423,302)  $(7,559,093)
                                       ============   ===========   ===========


See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2001, 2000, AND 1999




CEL-SCI CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2001, 2000, AND 1999
-------------------------------------------------------------------------------

                                                                                                     Accumu-
                           Preferred        Preferred                                              lated other
                         Series D Stock   Series E Stock     Common Stock      Additional Unearned comprehen-    Accumu-
                         -------------   ---------------   -----------------    Paid-In    Compen- sive (Loss)  lated
                        Shares   Amount  Shares   Amount   Shares    Amount     Capital   sation     Income      Deficit      Total
                        ------   ------  ------   ------   ------    ------     -------   --------  ----------  --------      -----
BALANCE,OCTOBER 1,1998  9,002  $   90       -   $   -   11,972,695 $119,726 $59,040,864  $   -   $(48,291) $(45,137,105)$13,975,284

Exercise of stock
  options                   -       -       -       -       28,500      285      70,965      -          -             -      71,250
Stock options issued to
  non-employees for
  services                  -       -       -       -            -        -      88,166      -          -             -      88,166
Preferred Series D
  conversion           (9,002)    (90)      -       -    4,760,126   47,602     (47,512)     -          -             -           -
401(k) contributions        -       -       -       -       41,020      410      86,544      -          -             -      86,954
Stock bonus to officer      -       -       -       -      200,000    2,000     433,625      -          -             -     435,625
Change in unrealized gain
 (loss) of investment
 securities available for
 sale                       -       -       -       -            -        -           -      -    (68,368)            -     (68,368)
    Net loss                -       -       -       -            -        -           -      -          -    (7,490,725) (7,490,725)
                          ----   ----     ----     ----        ---      ---        ----   ----     ------    -----------  ----------

BALANCE, SEPTEMBER 30,
   1999                     -       -       -       -   17,002,341  170,023  59,672,652      -   (116,659)  (52,627,830)  7,098,186

Exercise of stock options   -       -       -       -    1,047,612   10,476   3,646,991      -          -             -   3,657,467
Issuance - common stock     -       -       -       -    2,175,258   21,753   9,958,247      -          -             -   9,980,000
401(k) contributions        -       -       -       -       34,489      345      98,762      -          -             -      99,107
Stock bonus to officer      -       -       -       -      200,000    2,000     548,000      -          -             -     550,000
Change in unrealized gain
  (loss) of investment
  securities available for
  sale                      -       -       -       -            -        -           -      -     55,095             -      55,095
    Net loss                -       -       -       -            -        -           -      -          -    (8,478,397) (8,478,397)
                          ----    ----     ----  ----        -----   ------     -------   ----    -------    ----------- -----------

BALANCE, SEPTEMBER 30,
  2000                      -       -       -       -   20,459,700  204,597  73,924,653      -    (61,564)  (61,106,227) 12,961,459

Exercise of warrants        -       -       -       -    3,794,432   37,944     (37,593)     -          -             -         351
Stock issued to employees
  for service               -       -       -       -      114,867    1,149     113,718      -          -             -     114,867
Repriced options            -       -       -       -            -        -    613,108 (19,636)         -             -     593,472
Stock options issued to
  non-employees for
  services                  -       -       -       -            -        -     167,087      -          -             -     167,087
Stock issued to non-
  employees for service     -       -       -       -       34,546      346      34,201      -          -             -      34,547
Exchange of common stock
  for Preferred Series E    -       -   6,288      63   (3,589,289) (35,893)     35,830      -          -             -           -
  Conversion of Preferred
Series E to common stock    -       -    (425)     (4)      348,841   3,488      (3,484)     -          -             -           -
Issuance - common stock     -       -       -       -       522,108   5,221     584,779      -          -             -     590,000
401(k) contributions        -       -       -       -        66,877     669      93,036      -          -             -      93,705
Stock bonus to officer      -       -       -       -       200,000   2,000     260,000      -          -             -     262,000
Costs for equity-related
  transactions              -       -       -       -             -       -    (143,970)     -          -             -    (143,970)
Change in unrealized gain
 (loss) of investment
 securities available
 for sale                   -       -       -       -             -       -           -      -     61,354             -      61,354
    Net loss                -       -       -       -             -       -           -      -          -   (10,733,679)(10,670,218)
                         ----    ----     ---    ----          ----    ----     -------    ----    ------    ---------- ------------

BALANCE, SEPTEMBER 30,
   2001                     -       -   5,863      59    21,952,082  219,521  75,641,365  (19,636)   (210)  (71,839,906)  4,001,193
                         ====    ====  ======     ===   ===========  =======  ==========  ========   =====  ============  =========


See notes to consolidated financial statements

CEL-SCI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2001, 2000, AND 1999
------------------------------------------------------------------------------

                                             2001          2000           1999

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                              $(10,733,679)  $(8,478,397)  $(7,490,725)
 Adjustments to reconcile net
   loss to net cash used in
   operating activities:
       Depreciation and amortization        209,121       220,994       268,210
       Issuance of stock options for
          services                          167,087             -        88,166
       Repriced options                     593,472             -             -

       Common stock bonus granted to
         officer                            262,000       550,000       435,625

       Issuance of common stock for
         services                           149,414             -             -

       Common stock contributed to
          401(k) plan                        93,705        99,107        86,954

       Net realized loss on sale of
         securities                           9,831        49,963       151,349
        Impairment loss on abandonment of
          patents                            30,439             -             -
      Changes in assets and liabilities:
         (Increase) decrease in interest
            and other receivables            (1,124)       23,573         6,984
         Decrease (increase) in prepaid
            expenses                        972,318    (1,323,804)      209,262
         Decrease (increase) in advances        728        68,720       (69,275)
         Increase in deposits                     -      (125,000)            -
         (Decrease) increase in accounts
            payable and accrued expenses   (346,553)      389,336         6,118
         Increase in due to officer/
            shareholder and employees           461             -             -
         Increase (decrease) in deferred
            rent                              6,396        (3,499)       (1,061)
                                            -------       --------      -------

               Net cash used in
                   operating activities  (8,586,384)   (8,529,007)   (6,308,393)
                                       ------------    -----------  ------------

CASH FLOWS PROVIDED BY (USED IN)
    INVESTING ACTIVITIES:

    Purchases of investments                      -    (2,000,587)     (235,698)
    Sales and maturities of investments   3,219,064     1,436,289     6,499,801
    Repayment on note receivable from
       shareholder                                -             -        70,809
    Expenditures for property and
      equipment                            (168,537)     (284,043)      (60,552)
    Expenditures for patents                (35,797)      (98,500)     (102,798)
                                           ---------     ---------    ---------

         Net cash provided by (used
          in) investing activities         3,014,730     (946,841)    6,171,562
                                         -----------    ----------    ---------



                                                                  (Continued)

See notes to consolidated financial statements

CEL-SCI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2001, 2000, AND
1999
-------------------------------------------------------------------------------

                                           2001           2000           1999

CASH FLOWS PROVIDED BY
FINANCING  ACTIVITIES:
  Cash proceeds from issuance of
    preferred and common stock
    and warrant conversion for cash       590,351      13,637,467       71,250

    Costs for equity-related
      transactions                       (143,970)              -            -
                                         ---------       --------      -------

       Net  cash provided by
          financing activities             446,381     13,637,467       71,250
                                         ---------     ----------      --------

NET  (DECREASE) INCREASE IN CASH        (5,125,273)     4,161,619      (65,581)

CASH, BEGINNING OF YEAR                  6,909,263      2,747,644    2,813,225
                                       -----------    -----------    ---------

CASH, END OF YEAR                      $ 1,783,990     $6,909,263   $2,747,644
                                       ===========    ===========    =========

SUPPLEMENTAL DISCLOSURES:

At September 30, 2001, 2000, and 1999, the net unrealized gain (loss) on investments available-for-sale was $(210), $(61,564), and $(116,659), respectively.

During the year ended September 30, 2001, 3,589,289 shares of common stock were exchanged for 6,288 shares of Series E Preferred Stock and 425 shares of Series E Preferred Stock were converted into 348,841 shares of common stock. Pursuant to these transactions, $53,153 of dividends were accrued on the preferred stock and $317,419 was accreted for the beneficial conversion feature on the preferred stock.

The Company extended the expiration date and repriced Series A Warrants during the year ended September 30, 2001 resulting in a deemed dividend to the common shareholders in the amount of $43,842 for the incremental value of the warrants at the date of modification.

During the year ended September 30, 2001, 200,800 common stock purchase warrants were issued pursuant to the equity line of credit and 272,108 common stock purchase warrants were issued in connection with a private offering of common stock resulting in transaction costs of $200,000 and $224,000, respectively.

During the year ended September 30, 1999, 9,002 shares of Series D Preferred Stock were converted into 4,760,126 shares of common stock.

See notes to consolidated financial statements.                  (Concluded)

CEL-SCI CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
----------------------------------------------------------------------------


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CEL-SCI Corporation (the Company) was incorporated on March 22, 1983, in the State of Colorado, to finance research and development in biomedical science and ultimately to engage in marketing products.

    Significant accounting policies are as follows:

        Principles of Consolidation - The consolidated financial statements include the accounts of CEL-SCI Corporation and its wholly owned subsidiaries, Viral Technologies, Inc., and MaxPharma AG. All significant intercompany transactions have been eliminated upon consolidation.

        Investments - Investments that may be sold as part of the liquidity management of the Company or for other factors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed using the specific identified cost basis.

        Research and Office Equipment - Research and office equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the terms of the lease. Repairs and maintenance are expensed when incurred.

        Research and Development Costs - Research and development expenditures are expensed as incurred. The Company has an agreement with an unrelated corporation for the production of MULTIKINE, which is the Company's only product source.

        Research and Development Grant Revenues - The Company's grant arrangements are handled on a reimbursement basis. Grant revenues under the arrangements are recognized as other income when costs are incurred.

        Patents - Patent expenditures are capitalized and amortized using the straight-line method over 17 years. In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss would be the difference between the estimated fair value of the asset and its carrying value. During the year ended September 30, 2001, the Company recorded patent impairment charges of $30,439 for the net book value of patents abandoned during the year and such amount is included in general and administrative expenses. There were no impairment charges for the fiscal years ended September 30, 2000 and 1999.

        Net Loss Per Share - Net loss per common share is computed by dividing the net loss, after increasing the loss for the effect of any accrued dividends on the preferred stock and the accretion of the beneficial conversion feature related to the preferred stock, by the weighted average number of common shares outstanding during the period. Common stock equivalents, including convertible preferred stock and options to purchase common stock, were excluded from the calculation for all periods presented as they were antidilutive.

        Prepaid Expenses - The majority of prepaid expenses consist of manufacturing production advances and bulk purchases of laboratory supplies to be consumed in the manufacturing of the Company's product for clinical studies.

        Income Taxes - Income taxes are accounted for using the liability method under which deferred tax liabilities or assets are determined based on the difference between the financial statement and tax bases of assets and liabilities (i.e., temporary differences) and are measured at the enacted tax rates. Deferred tax expense is determined by the change in the liability or asset for deferred taxes.

        The difference in the Company's U.S. Federal statutory income tax rate and the Company's effective rate is primarily attributed to the recording of a valuation allowance due to the uncertainty of the amount of future tax benefits that will be realized because it is more likely than not that future taxable income will not be sufficient to realize such tax benefits.

        Cash and Cash Equivalents - For purposes of the statements of cash flows, cash and cash equivalents consists principally of unrestricted cash on deposit and short-term money market funds. The Company considers all highly liquid investments with a maturity when purchased of less than three months to be cash equivalents.

        Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Reclassifications - Certain reclassifications have been made to the fiscal year 2000 and 1999 financial statements to conform with the current-year presentation.

2.  OPERATIONS AND FINANCING

    The Company has incurred significant costs since its inception in connection with the acquisition of an exclusive worldwide license to certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, research and development, administrative costs, construction of laboratory facilities, and clinical trials. The Company has funded such costs with proceeds realized from the public and private sale of its common stock. The Company will be required to raise additional capital or find additional long-term financing in order to continue with its research efforts. The Company expects to receive additional funding from private investors subsequent to September 30, 2001 (see Note 14); however, there can be no assurances that the Company will be able to raise additional capital or obtain additional financing. Also, the ability of the Company to complete the necessary clinical trials and obtain FDA approval for the sale of products to be developed on a commercial basis is uncertain.

    The Company plans to seek continued funding of the Company's development by raising additional capital. If necessary, the Company plans to reduce discretionary expenditures in order to meet its obligations; however such reductions would delay the development of the Company's products. It is the opinion of management that sufficient funds will be available from external financing and additional capital and/or expenditure reductions in order to meet the Company's liabilities and commitments as they come due during fiscal year 2002. Ultimately, the Company must complete the development of its products and obtain sufficient revenues to support its operations.

3.  INVESTMENTS

    The carrying values and estimated market values of investments available-for-sale at September 30, 2001 and 2000, are as follows:

                                           September 30, 2001
                         -----------------------------------------------------
                                       Gross         Gross        Market Value
                         Amortized   Unrealized    Unrealized   at September 30,
                            Cost        Gains        Losses           2001
                         ----------  ----------   -----------   ----------------
Fixed income mutual
   funds                 $ 593,594    $    --       $ (210)     $  593,384
                         ----------     -------     ----------   -------------

Total                    $ 593,594    $    --       $ (210)     $  593,384
                       ============     =======     ==========   =============




                                            September 30, 2000
                                       Gross         Gross        Market Value
                         Amortized   Unrealized    Unrealized   at September 30,
                            Cost        Gains        Losses           2000
                         ----------  ----------   -----------   ----------------
Bonds                  $2,000,000     $ 4,720     $       -        $ 2,004,720
Fixed income mutual
  funds                 1,822,486           -       (66,284)         1,756,202
                       --------------  ---------    ---------      ------------

Total                  $3,822,486     $ 4,720      $(66,284)     $ 3,760,922
                       ==========     ========      =========    =============

The gross realized gains and losses of sales of investments available-for-sale for the years ended September 30, 2001, 2000, and 1999, are as follows:

                              2001             2000             1999

Realized gains            $  14,997         $     --          $    --

Realized losses             (24,828)         (49,963)        (151,349)
                          ----------        ---------       ----------

Net realized loss         $  (9,831)        $(49,963)      $ (151,349)
                           ========         =========       ==========

4.  RESEARCH AND OFFICE EQUIPMENT

    Research and office equipment at September 30, 2001 and 2000, consist of the following:

                                              2001              2000

Research equipment                       $ 2,177,553       $ 2,052,082

Furniture and equipment                      265,581           258,780

Leasehold improvements                        41,656             5,393
                                          -----------       -----------

                                           2,484,790         2,316,255

Less accumulated depreciation and
amortization                              (1,864,182)       (1,721,336)
                                         ------------       -----------

Net research and office equipment          $ 620,608       $   594,919
                                            ========       ============

5.  INCOME TAXES

    The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company's deferred tax assets and liabilities at September 30, 2001 and 2000, is as follows:

                                         2001             2000
                                         ----            ------

Depreciation                        $  (23,140)          $(28,964)

Prepaid expenses                      (300,068)          (697,848)

Net operating loss carryforward     25,902,462         22,905,872

Compensation expense for
repriced options                       225,282                  -

Other                                   11,883              9,422

Less:  Valuation allowance         (25,816,419)       (22,188,482)
                                   -----------         -----------

Net deferred                        $       --         $      --
                                    ===========         =========

    The Company has available for income tax purposes net operating loss carryforwards of approximately $68,236,200, expiring from 2002 through 2021. In the event of a significant change in the ownership of the Company, the utilization of such carryforwards could be substantially limited.

    For fiscal years 2001 and 2000, the Company's statutory tax rate was 35%, and its effective tax rate was 0%. The difference between the rates was primarily attributable to net operating loss carryforwards and non-recognition of deferred taxes due to the valuation allowance.

6.  STOCK OPTIONS, BONUS PLAN, AND WARRANTS

    Non-Qualified Stock Option Plan - At September 30, 2001, the Company has collectively authorized the issuance of 5,760,000 shares of common stock under the Non-Qualified Plan. Options typically vest over a three-year period and expire no later than ten years after the grant date. Terms of the options are to be determined by the Company's Compensation Committee, which administers all of the plans. The Company's employees, directors, officers, and consultants or advisors are eligible to be granted options under the Non-Qualified Plan.

    Information regarding the Company's Non-Qualified Stock Option Plan is summarized as follows:

                                       Outstanding                Exercisable
                                   -------------------        ------------------
                                              Weighted                 Weighted
                                               Average                  Average
                                              Exercise                 Exercise
                                   Shares      Price          Shares     Price

Options outstanding,
   October 1, 1998               1,959,700     $3.32       1,315,002     $3.10

   Options granted                 470,959      2.02

   Options forfeited               (56,602)     4.78
                                   -------    ------

Options outstanding,
   September 30, 1999             2,374,057     2.80       1,595,934      3.09

   Options granted                  262,500     3.09

   Options exercised               (789,085)    3.41

   Options forfeited                (46,266)    2.34
                                   ---------

Options outstanding,
September 30, 2000                 1,801,206    3.18        1,547,445     3.19

   Options granted                 1,673,500    1.20

   Options exercised                       -       -

   Options forfeited                (114,640)   2.82
                                   ----------

Options outstanding,
  September 30, 2001               3,360,066    1.29        1,640,047     1.38
                                   =========

    At September 30, 2001, options outstanding and exercisable were as follows:

                           Weighted
                            Average      Weighted                     Weighted
                           Exercise       Average                     Average
  Range of       Number     Price        Remaining        Number      Exercise
  Exercise        0ut-       out-        Contractual      Exer-        Price
   Prices       standing   standing        Life          cisable    Exercisable

$1.05 - $1.51   2,495,434   $1.07        3.1 years     1,178,938       $1.05
$1.67 - $2.38     780,652   $1.81          3 years       378,795       $1.95
$2.94 - $3.31      77,680   $3.06        1.9 years        77,680       $3.06
$3.87 - $4.63       5,500   $4.00        6.1 years         3,834       $4.00
   $6.25              800   $6.25          7 years           800       $6.25


    During fiscal year 1999, the Company extended the expiration dates on approximately 35,750 options from the Nonqualified Stock Option Plan with exercise prices of 2.87 originally expiring in March 1999 to expiration dates in March 2000. This date was considered a new measurement date with respect to all of the modified options. As of March 30, 2000, all options had been exercised.

    During March 2000, the Company agreed to restore and vest 40,000 options at prices ranging from $5.25 to 5.62, to one former Director and one Director as part of a settlement agreement. The options will expire on September 25, 2006. As of September 30, 2001, 20,000 options had been exercised.

    In October 2000 and April 2001, the Company extended the expiration dates on approximately 1,056,000 options from the Nonqualified Stock Option Plan with exercise prices ranging from $2.38 to $5.25. The options originally expired from October 2000 to January 2001 but were extended to expiration dates ranging from October 2001 to January 2002. Each of these two dates was considered a new measurement date with respect to all of the modified options; however, on each date the exercise price of the options exceeded the fair market value of the Company's common stock. As of September 30, 2001, all options remain outstanding.

    In July 2001, the Company repriced 1,298,098 outstanding employee and director stock options under the Nonqualified Plans that were priced over $2.00 down to $1.05. In accordance with Financial Interpretation No. 44 (FIN
    44), such repriced options are considered to be variable options. During the year ended September 30, 2001, compensation charges of $364,532 were recorded in the consolidated statement of operations and unearned compensation of $11,916 was recorded on the consolidated balance sheet as of September 30, 2001. The compensation expense was determined based upon the difference between the fair market value of the Company's common stock at the date of modification and the exercise price of each stock option. On September 30, 2001, the incremental compensation expense was determined based on the difference between the fair market value of the stock on September 30, 2001 and the exercise price, less the previously recorded expense. Changes in the fair market value of the Company's common stock will result in future changes in compensation expenses. As of September 30, 2001, all options remain outstanding.

    Incentive Stock Option Plan - At September 30, 2001, the Company has collectively authorized the issuance of 2,100,000 shares of common stock under the Incentive Stock Option Plan. Options vest after a one-year to three-year period and expire no later than ten years after the grant date. Terms of the options are to be determined by the Company's Compensation Committee, which administers all of the plans. Only the Company's employees and directors are eligible to be granted options under the Incentive Plan.

    Information regarding the Company's Incentive Stock Option Plan is summarized as follows:

                                       Outstanding               Exercisable
                                   -------------------        -----------------
                                               Weighted               Weighted
                                                Average                Average
                                                Exercise               Exercise
                                    Shares       Price       Shares     Price


Options outstanding,
   October 1, 1998                  772,384     $  4.06       311,622    $3.64

   Options granted                  206,500        2.14

   Options forfeited                 (2,034)       3.70
                                   ----------

Options outstanding,
   September 30, 1999               976,850        3.71       520,688     3.86

   Options granted                  140,000        3.77

   Options exercised                (68,418)       4.47

   Options forfeited                 (1,666)       3.38
                                   ----------

Options outstanding,
  September 30, 2000              1,046,766        3.62        722,435    3.98

   Options granted                  130,000        1.24

   Options exercised                      -           -

   Options forfeited                 (6,666)       3.36
                                   --------

Options outstanding,
   September 30, 2001             1,170,100        1.65        862,103    2.33
                                 ===========

At September 30, 2001, options outstanding and exercisable were as follows:

                           Weighted
                            Average      Weighted                     Weighted
                           Exercise       Average                     Average
  Range of       Number     Price        Remaining        Number      Exercise
  Exercise        0ut-       out-        Contractual      Exer-        Price
   Prices       standing   standing        Life          cisable    Exercisable

 $1.05 - $1.39   866,066   $  1.08      6.4 years       640,069      $  1.05
 $1.88 - $2.87   134,167   $  2.35      4.0 years       110,167      $  2.43
 $3.25 - $3.87    30,167   $  3.40      5.9 years        30,167      $  3.40
 $4.50 - $5.75    39,100   $  5.06      6.7 years        81,100      $  5.08
   $11.00            600   $ 11.00      4.7 years           600      $ 11.00


    During fiscal year 1999, the Company extended the expiration date on 23,000 options at $3.25 from the Incentive Stock Option Plan. The options were to expire February 21, 1999, and were extended to February 21, 2000. The options had originally been granted in February 1996. All options were exercised as of September 30, 2000.

    During fiscal year 2001, the Company extended the expiration date on 50,000 options at $2.87 from the Incentive Stock Option Plan. The options were to expire November 1, 2001, and were extended to November 1, 2002. The options had originally been granted in November 1991. November 1, 2001 was considered a new measurement date; however, the exercise price on all the options modified exceeded the fair market value of the Company's common stock. All options remain outstanding as of September 30, 2001.

    In July 2001, the Company repriced 816,066 outstanding employee and director stock options under the Incentive Stock Option Plan that were priced over $2.00 down to $1.05. In accordance with FIN 44, such repriced options are considered to be variable options. During the year ended September 30, 2001, compensation charges of $228,940 were recorded in the consolidated statement of operations and unearned compensation of $7,720 was recorded on the consolidated balance sheet as of September 30, 2001. The compensation expense was determined based upon the difference between the fair market value of the Company's common stock at the date of modification and the exercise price of each stock option. On September 30, 2001 the incremental compensation expense was determined based on the difference between the fair market value of the stock on September 30, 2001 and the exercise price, less the previously recorded expense. Changes in the fair market value of the Company's common stock will result in future changes in compensation expenses. As of September 30, 2001, all options remain outstanding.

    Stock Bonus Plan - At September 30, 2001, the Company has authorized the issuance of 1,040,000 shares of common stock under the Stock Bonus Plan. All employees, directors, officers, consultants, and advisors are eligible to be granted options. During the year ended September 30, 2001, 266,877 shares with related expenses of $355,705 were issued under the Plan and recorded in the consolidated statement of operations.

    Other Options and Warrants - In connection with the 1992 public offering, 5,175,000 common stock purchase warrants were issued and outstanding at September 30, 1997. Every ten warrants entitled the holder to purchase one share of common stock at a price of $15.00 per share. Subsequently, the expiration date of the warrants was extended to February 1998. Effective June 1, 1997, the exercise price of warrants was lowered from $15 to $6 and only five warrants, rather than 10 warrants, were required to purchase one share of common stock. Subsequent to September 30, 1997, warrant-holders who tendered five warrants and $6.00 between January 9, 1998, and February 7, 1998, would receive one share of the Company's common stock and one new warrant. The new warrants would permit the holder to purchase one share of the Company's common stock at a price of $10.00 per share prior to February 7, 2000. During fiscal year 1998, the expiration date of the original warrants was extended to July 31, 1998, and 582,025 original warrants were tendered for 116,405 common shares. As of September 30, 1999, the 4,592,975 original warrants had expired. In January 2001, the Company extended the expiration date on the remaining 116,405 warrants to August 2001 and repriced them from $10.00 to $3.00 per share. In July 2001, the Company extended the expiration date further to February 2002. The incremental value at the date of these modifications collectively of $43,842 is considered a deemed dividend and is recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position. The deemed dividend was valued using the Black-Scholes pricing methodology. All warrants remained outstanding as of September 30, 2001.

    During fiscal year 1995, the Company granted a consultant options to purchase 17,858 shares of the Company's common stock. These shares became exercisable on November 2, 1995, and were to expire November 1, 1999. In February 2000, the Company extended the expiration date on the options by one year to February 6, 2001. These options are exercisable at $5.60 per share and as of September 30, 2000, all 17,858 options remain outstanding. All outstanding options expired during the year ended September 30, 2001.

    In June and September 1995, the Company completed private offerings whereby it sold a total of 1,150,000 units at $2.00 per unit. Each unit consisted of one share of Common Stock and one warrant. Each warrant entitled the holder to purchase one additional share of Common Stock at a price of $3.25 per share at any time prior to June 30, 1997. All warrants sold in this Offering were exercised during fiscal year 1996. Additionally, the Company issued to the underwriter warrants to purchase 230,000 equity units. Each unit consisted of one share of the Company's common stock. For the June 1995 private placement, 57,500 equity units were issued at $2.00 per unit and another 57,500 equity units were issued at $3.25 per unit. All units issued in the June 1995 private placement were exercised at September 30, 1996. For the September 1995 private placement, 57,500 equity units were issued at $2.40 per unit and another 57,500 equity units were issued at $3.25 per unit. As of September 30, 1996, 21,890 equity units had been exercised at $3.25 per unit and 21,890 equity units had been exercised at $2.40 per unit. As of September 30, 1997, 35,610 equity units had been exercised at $2.40 per unit and 25,610 equity units were exercised at $3.25 per unit. All remaining 10,000 equity units expired on February 6, 2001.

    During fiscal year 1997, the Company granted four consultants options to purchase a total of 268,000 shares of the Company's common stock. The fair value of the options is expensed over the life of the consultants' contracts. Of the 268,000 options, 218,000 options became exercisable during fiscal year 1997 at prices ranging from $2.50 to $4.50. The remaining 50,000 options became exercisable during fiscal year 1998 at $5.00. During fiscal year 1997, 50,000 options were exercised at $3.50. During fiscal year 1998, 114,500 options were exercised at prices ranging from $3.50 to $4.50. During fiscal year 1999, 18,500 options were exercised at prices ranging from $3.50 to $4.50. In December 1999, the Company extended the expiration date on 10,000 options exercisable at $3.25 per share to June 30, 2000. Subsequently, the expiration date was extended to June 30, 2001. During fiscal year 2000, 25,000 options were exercised at prices ranging from $2.50 to $3.94. At September 30, 2000, 60,000 options related to the four consultants remained outstanding at prices ranging from $3.50 to $5.00. On June 30, 2001, the 10,000 options at $3.25 per share expired. Of the remaining 50,000 options at $5.00, 25,000 options expire in November 2002 and 25,000 options expire in February 2003. All 50,000 options remain outstanding as of September 30, 2001.

    In connection with the December 1997 private offering of common stock, the Company issued to the underwriters warrants to purchase 50,000 shares of common stock at $8.63 per share. The warrants were exercisable at any time prior to December 22, 2000. At September 30, 2000, all warrants remained outstanding and subsequently expired in December 2000.

    During fiscal year 1998, the Company granted seven consultants options to purchase a total of 282,000 shares of the Company's common stock. The fair value of the options is expensed over the life of the consultants' contracts. All options became exercisable during 1998 and were exercisable at prices ranging from $3.50 to $7.31. During fiscal year 1998, 22,000 options were exercised at prices ranging from $3.50 to $4.50. During fiscal year 1999, 75,000 options expired ranging in price from $5.06 to $7.31, and 10,000 options were exercised at a price of $2.50. In December 1999, the Company extended the expiration date on 20,000 options exercisable at $3.94 per share and 10,000 options exercisable at $3.50 per share to June 30, 2000. Subsequently, the expiration date was extended to June 30, 2001. During fiscal year 2000, 165,000 options were exercised at prices ranging from $2.50 to $5.62. At September 30, 2000, 5,000 options related to the consultants remained outstanding at a price of $3.50 per common share. All remaining options expired during the year ended September 30, 2001.

    During fiscal year 1999, the Company granted one consultant options to purchase a total of 50,000 shares of the Company's common stock. The fair value of the options is expensed over the life of the consultant's contract. All 50,000 options became exercisable during fiscal year 1999 at $2.50 per share. At September 30, 2001 and 2000, all 50,000 options remained outstanding.

    In January 1999, the Company revised the terms of 23,500 and 125,000 options granted to consultants in fiscal years 1997 and 1998, respectively. The terms of the agreements set the exercise price of the 148,500 options at $4.00 and set the expiration date of the options at December 31, 1999. During 1999, 28,500 options to purchase shares were exercised at $2.50 per share. The options were further revised in December 1999 to extend the expiration date to June 30, 2001. During fiscal year 2000, all 120,000 options to purchase shares were exercised at $2.50 per share.

    In connection with the December 1999 private offering of common stock, the Company issued 402,007 common stock purchase warrants (Series A Warrants). Each warrant entitled the holder to purchase one share of common stock at $2.925 per share, expiring December 2002. The investors in this private offering also received warrants that allow investors under certain circumstances to acquire additional shares of the Company's common stock at a nominal price (the Series B Warrants). At September 30, 2000, all warrants were outstanding. In December 2000, the terms of the Series B Warrants were fixed because the common stock price reached $1.54 and entitled the holder to purchase 274,309 shares of common stock at an exercise price of $0.001. All shares of the Series B Warrants were exercised during the year ended September 30, 2001. As discussed in Note 10, the Series A Warrants were exchanged for new series E Warrants, which entitles the holder to purchase one share of common stock at $1.19 per share, expiring August 16, 2004.

    In connection with the March 2000 private offering of common stock, the Company issued 413,334 common stock purchase warrants (Series C Warrants). Each warrant entitled the holder to purchase one share of common stock at $8.50 per share, expiring March 2003. The investors in this private offering also received warrants that allow investors under certain circumstances to acquire additional shares of the Company's common stock at a nominal price (the Series D Warrants). At September 30, 2000, all warrants were outstanding. During the year ended September 30, 2001, the terms of the Series D Warrants were fixed on two separate vesting dates, the first of which entitled the holder to purchase 4,207,865 shares of common stock at a price of $0.001 because the common stock price reached $1.47 and the second of which entitled the holder to purchase 1,526,290 shares of common stock at $0.001 because the common stock price reached $1.088. As a result, and in accordance with the terms of the Series D Warrants, the holders were entitled to receive 5,734,155 additional shares of the Company's common stock, of which 3,520,123 shares had been issued as of September 30, 2001. The remaining 2,214,032 Series D Warrants were canceled pursuant to the exchange of common shares and warrants for Series E Preferred Stock as discussed in Note 10. Additionally, as discussed in Note 10, the Series C Warrants were exchanged for new Series E Warrants, which entitles the holder to purchase one share of common stock at $1.19 per share, expiring August 16, 2004.

    During fiscal year 2001, the Company granted options to consultants to purchase a total of 180,000 shares of the Company's common stock at exercise prices ranging from $1.05 to $1.63 expiring from June 2006 to May 2007. As of September 30, 2001, all options remain outstanding. The fair value of 30,000 options was expensed immediately. The fair value of the remaining 150,000 options is expensed on a monthly basis as the options are earned and vest over a period of one year. Compensation expense of $101,759 was recorded in the consolidated statement of operations for the year ended September 30, 2001. The compensation expense was determined using the Black-Scholes pricing methodology with the following assumptions:

      Expected stock risk volatility           98% to 104%
      Risk-free interest rate                   4.12%
      Expected life of option                   3
      Expected dividend yield                  -0-

    In connection with the April 2001 common stock purchase agreement discussed in Note 10, the Company issued 200,800 common stock purchase warrants. Each warrant entitles the holder to purchase one share of common stock at $1.64 per share, expiring in April 2004. The warrants have a relative fair value of $200,000 calculated using the Black Scholes pricing methodology with the following assumptions:

             Expected stock risk volatility            98%
             Risk-free interest rate                 3.12%
             Expected life of warrant                3
             Expected dividend yield                -0-

    The fair value of the warrants has been recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position.

    In August 2001, the Company issued 272,108 common stock purchase warrants in connection with a private offering of common stock as discussed in Note 10. Each warrant entitles the holder to purchase one share of common stock at $1.75 per share, expiring July 2004. The warrants have a relative fair value of $224,000 calculated using the Black Scholes pricing methodology with the following assumptions:

             Expected stock risk volatility            98%
             Risk-free interest rate                  3.12%
             Expected life of warrant                   3
             Expected dividend yield                   -0-

    The fair value of the warrants has been recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position.

    In October 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). This statement encourages but does not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. The Company has elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. If the Company had elected to recognize compensation expense based on the fair value of the awards granted, consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per common share would have been increased to the pro forma amounts indicated below:

                                      Year Ended September 30,
                            -----------------------------------------
                            2001             2000              1999

Net loss:
    As reported         $ (10,733,679)    $(8,478,397)     $ (7,490,725)

    Pro forma           $ (12,308,073)    $(8,908,999)     $ (8,124,159)

Net loss per common share:
    As reported         $       (0.51)    $     (0.44)     $      (0.52)
    Pro forma                   (0.58)          (0.46)            (0.56)

    The weighted average fair value at the date of grant for options granted during 2001, 2000, and 1999, was $0.90, $2.57, and $1.21, per option, respectively.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                             2001        2000         1999
                                             ----        ----         ----

     Expected stock risk volatility       98 to 109%       98%        91%
     Risk-free interest rate             3.12 to 4.12%    6.32%      5.48%
     Expected life options                   1 to 6       4.91%      3.23%
     Expected dividend yield                    -           -          -

    The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of the effect on future amounts.

    The Company's stock options are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Company has based its assumption for stock price volatility on the variance of monthly closing prices of the Company's stock. The risk-free rate of return used equals the yield on one- to three-year zero-coupon U.S. Treasury issues on the grant date. No discount was applied to the value of the grants for nontransferability or risk of forfeiture.

7.  EMPLOYEE BENEFIT PLAN

    The Company maintains a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code, subject to the Employee Retirement Income Security Act of 1974, as amended, and covering substantially all Company employees. Prior to January 1, 1998, the employer contributed an amount equal to 50% of each employee's contribution not to exceed 3% of the participant's salary. Effective January 1, 1998, the plan was amended such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. Each participant's contribution is matched by the Company with shares of common stock that have a value equal to 100% of the participant's contribution, not to exceed the lesser of $10,000 or 6% of the participant's total compensation. The Company's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The expense for the years ended September 30, 2001, 2000, and 1999, in connection with this plan was $93,705, $99,107, and $86,954, respectively.

8.  OPTIONAL SALARY ADJUSTMENT PLAN

    In July 2001, the Company issued an "Optional Salary Adjustment Plan" (the
    Plan). The terms of the Plan allow certain employees the option to forgo salary increments of $6,000 in exchange for stock options for the period beginning from July 16, 2001, through October 15, 2001. In accordance with the Plan, employees will receive 40,000 stock options for each salary increment of $6,000. The total amount of options to be granted under the Plan is limited to 1,200,000. For the year ended September 30, 2001, 900,000 options were issued in lieu of compensation in the amount of $135,000. Additionally, 180,000 options were issued in lieu of compensation of $27,000 related to the year ended September 30, 2002. No compensation expense was recorded for the options since such options were issued with exercise prices equal to the fair market value of the Company's common stock on the date of grant.

9.  LEASE COMMITMENTS

    Operating Leases - The future minimum annual rental payments due under noncancelable operating leases for office and laboratory space are as follows:

     Year Ending September 30,

          2002                               $229,424
          2003                                202,649
          2004                                 57,395
          2005                                      -
          2006                                      -
                                             --------
          Total minimum lease payments       $489,468
                                             ========


    Rent expense for the years ended September 30, 2001, 2000, and 1999, was $220,903, $233,559, and $214,205, respectively.

10. STOCKHOLDERS' EQUITY

    During December 1997, the Company issued 10,000 shares of Series D Preferred Stock for $10,000,000. The issuance included 550,000 Series A Warrants and 550,000 Series B Warrants. The number of common shares issuable upon conversion of the Preferred Shares is determinable by dividing $1,000 by $8.28 prior to September 19, 1998, or at any time at which the Company's common stock is $3.45 or less for five consecutive days. On or after September 19, 1998, the number of common shares to be issued upon conversion is determined by dividing $1,000 by the lesser of (1) $8.28 or (2) the average price of the stock for any two trading days during the ten trading days preceding the conversion date. The Series A Warrants are exercisable at any time for $8.62 prior to December 22, 2001, and the Series B Warrants are exercisable at any time for $9.31 prior to December 22, 2001. Each warrant entitles the holder to purchase one share of common stock. At September 30, 1998, 998 shares of Series D Preferred Stock had been converted into 441,333 shares of common stock. At September 30, 1999, 9,002 shares of Series D Preferred Stock had been converted into 4,760,127 shares of common stock. There are no remaining shares of Series D Preferred Stock. All Series A and Series B Warrants issued remain outstanding at September 30, 2001 and 2000. In connection with the Company's December 1997 $10,000,000 Series D Preferred Stock offering, the Series A and Series B warrants were assigned a relative fair value of $1,980,000 in accordance with APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, (APB 14) and have been recorded as additional paid-in capital. The $1,980,000 allocated to the warrants was accreted immediately.

    In April 2001, the Company signed a common stock purchase agreement that allows the Company at its discretion to draw up to $10 million of Common Stock in increments of a minimum of $100,000 and the maximum of $2 million for general operating requirements. The Company is restricted from entering into any other equity line of credit arrangement and the agreement expires in June 2003. As discussed in Note 6, the Company issued 200,800 warrants to the issuer pursuant to this agreement. On November 9, 2001, the Company sold 277,684 shares of its common stock pursuant to this agreement for proceeds of approximately $300,000.

    During 2001, the Company issued 522,108 shares of common stock in two private offerings of common stock. Pursuant to the private offerings, one of the investors also received warrants to purchase 272,108 shares of common stock as discussed in Note 6.

    During August 2001, three private investors exchanged shares of the Company's common stock and remaining Series D Warrants, which they owned, for 6,288 shares of the Company's Series E Preferred Stock. These investors also exchanged their Series A and Series C Warrants for new Series E Warrants as discussed in Note 6. The preferred shares are entitled to receive cumulative annual dividends in an amount equal to $60 per share and have liquidation preferences equal to $1,000 per share. Each Series E Preferred share is convertible into shares of the Company's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (Conversion Price) of the Company's common stock for the five days prior to the date of each conversion notice. The Series E Preferred stock has no voting rights and is redeemable at the Company's option at a price of 120% plus accrued dividends until August 2003 when the redemption price will be fixed at 100%. As of September 30, 2001, accrued dividends in the amount of $53,000 are included in the accompanying financial statements.

    All outstanding shares of the Company's Series E Preferred Stock will be automatically converted after two years (the Automatic Conversion Date) into common shares (the Automatic Conversion Shares). The number of common shares for the conversion is 200% times the quotient obtained by dividing $1,000 by the Conversion Price. The automatic conversion is subject to suspension for certain occurrences. If the automatic conversion is suspended as a result of limitations on beneficial ownership as defined by Section 13(d) of the Securities and Exchange Act of 1934, the conversion price will be fixed on the Automatic Conversion Date and the dividends payable will be increased to 20% until such time that conversion is permitted.

    In addition, the Company will issue a common stock purchase warrant for each share of the Series E Preferred stock outstanding after two years to acquire shares equal to 33% of the Automatic Conversion Shares at an exercise price of 110% of the volume weighted average price for the five trading days preceding the date of issuance. The issuance of the warrants is not subject to suspension. Since the terms of these warrants are contingent, no accounting has been given to such warrants in the accompanying consolidated financial statements as of September 30, 2001.

    The common stock, preferred stock and warrants exchanged had different rights, preferences and terms. However, since the equity securities were exchanged for equity securities, the exchange had no effect on the Company's total stockholders' equity. In connection with the exchange, the total implied value of the equity securities received was $8,957,000 of which $848,000 represented the relative fair value of the warrants which was recorded to additional paid-in capital and the remaining value of $8,109,000 was allocated to preferred stock. The Series E Warrants were valued using the Black-Scholes pricing methodology with the following assumptions:

             Expected stock risk volatility       105%
             Risk-free interest rate              3.12%
             Expected life of option              3
             Expected dividend yield              -0-

    Pursuant to the exchange, the holders received a beneficial conversion discount in the amount of $5,365,381, which is being accreted to additional paid-in capital over a two-year period. During the year ended September 30, 2001, $317,419 of the beneficial conversion discount was accreted. During the year ended September 30, 2001, 425 shares of the Series E Preferred Stock were converted into 348,841 shares of common stock.

11. LOSS PER SHARE

    Basic EPS excludes dilution and is computed by dividing net income or loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. The Company had 6,876,972 potentially dilutive securities outstanding at September 30, 2001 that were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for all periods presented. The loss attributable to common stockholders includes the impact of the accretion of the beneficial conversion feature of Series E Preferred Stock and the accrual of cumulative preferred stock dividends.

                                             2001           2000        1999
                                             ----           ----        ----
     Net loss per common share (basic
        and diluted)                        $(0.51)       $(0.44)      $(0.52)
                                            =======       =======      =======

12. SEGMENT REPORTING

    The Company adopted Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information (SFAS No.
    131) in the fiscal year ended September 30, 1999. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief decision maker, as defined under SFAS No. 131, is the Chief Executive Officer. To date, the Company has viewed its operations as principally one segment, the research and development of certain drugs and vaccines. As a result, the financial information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

13. NEW ACCOUNTING PRONOUNCEMENTS

    Effective October 1, 2000, the Company adopted SFAS No. 133, issued by FASB, "Accounting for Derivative Instruments and Hedging Activities", (as amended by SFAS No. 137 and SFAS No. 138). This statement requires companies to record qualifying derivatives and their balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. The Company had no derivative or hedging activity in any of the periods presented, and therefore there is no impact of these Standards on its financial position or the results of its operations.

    In June 2001, the FASB issued SFAS No. 141, Accounting for Business Combinations. SFAS No. 141 requires that all business combinations initiated after June 30, 2001, be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. The Company has not yet determined the impact that the adoption of SFAS No. 141 will have on its results of operations.

    In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized but will rather be tested at least annually for impairment. The Company will adopt SFAS No. 142 on October 1, 2002. Upon adoption of SFAS 142, the Company has not yet determined the impact that the adoption of SFAS No. 142 will have on its financial position or the results of operations.

    In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company has not yet determined the impact that adopting Statement of Financial Accounting Standards No. 143 will have on its financial position or the results of operations when such statement is adopted.

    In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, and the accounting and reporting provisions of APB 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. The Company is required to adopt SFAS No. 144 on October 1, 2002. The Company has not yet determined the impact that the adoption of SFAS No. 144 will have on its results of operations or its financial position.

14. SUBSEQUENT EVENTS

    On November 15, 2001, the Company signed a promissory note to cover certain production costs with the owner of the Company's manufacturing facility in the amount of $1,159,000, which was payable on November 15, 2002. In December 2001, the note was amended to extend the due date to January 2, 2003. Unpaid principal will begin accruing interest on November 16, 2002, at the Prime Rate plus 3%. The note is collateralized by certain laboratory equipment.

    In October 2001, the Company issued 150,000 shares of common stock in a private offering. The investor also received warrants which entitled the holder to purchase 75,000 shares of common stock at $1.50 per share, expiring October 2004.

    In December 2001, the Company agreed to sell redeemable convertible notes and Series F warrants, to a group of private investors for proceeds of $730,000, net of transaction costs of $70,000, subject to the satisfaction of certain closing conditions. The notes will bear interest at 7% per year and will be due and payable two years from the closing date. Interest will be payable quarterly beginning July 1, 2002. The notes will be secured by substantially all of the Company's assets and contain certain restrictions, including limitations on such items as indebtedness, sales of common stock and payment of dividends.

    The notes will be convertible into shares of the Company's common stock at the holder's option determinable by dividing each $1,000 of note principal by 76% of the average of the three lowest daily trading prices of the Company's common stock on the American Stock Exchange during the twenty trading days immediately prior to the closing date. The conversion price may not be less than a floor of 75% of the closing price which will be 75% of the average of the three lowest daily trading prices of the Company's common stock during the twenty trading days immediately prior to the closing; however the floor may be lowered if the Company sells any shares of common stock or securities convertible to common stock at a price below the market price of the Company's common stock. Additionally, the notes are required to be redeemed by the Company at 130% upon certain occurrences such as failure to file a Registration Statement to register the notes with the Securities and Exchange Commission (SEC) or the effectiveness of such statement lapses, delisting of the Company's common stock, completion of certain mergers or business combinations, filing bankruptcy and exceeding its draw down limits under the Company's equity line of credit.

    So long as the notes remain outstanding, the note holders will have a first right of refusal to participate in any subsequent financings involving the Company. If the Company enters into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note holders may exchange notes and warrants for the securities sold in the subsequent financing.

    The Series F warrants will allow the holders to purchase up to 960,000 shares of the Company's common stock at a price equal to 110% of the closing price per share at any time prior to the date which is seven years after the closing of the transaction. The warrant price is adjustable if the Company sells any additional shares of its common stock or convertible securities for less than fair market value or at an amount lower than the exercise price of the Series F warrants. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon exercise of the warrant will also be adjusted accordingly. On the date that the registration statement which the Company has agreed to file is declared effective by the SEC, and every three months following the effective date, the warrant exercise price will be adjusted to an amount equal to 110% of the conversion price of the convertible notes on such date, provided that the adjusted price is lower than the warrant exercise price on that date.

                               CEL-SCI CORPORATION

                          Interim Financial Statements

                                      As of

                                December 31, 2001

                                   (Unaudited)

                               CEL-SCI CORPORATION
                                -------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             ------------------------
                                     ASSETS
                                   (unaudited)

                                           December 31,         September 30,
                                                 2001                 2001
                                           --------------      -------------
                                           (AS RESTATED,
                                           SEE NOTE D)
 CURRENT ASSETS:

   Cash and cash equivalents              $     2,475,572     $   1,783,990
   Investments, net                                    --           593,384
   Interest and other receivables                  25,918            40,376
   Prepaid expenses                               363,108           866,058
   Current portion of deferred financing costs    474,305                --
                                          ---------------     --------------
         Total Current Assets                   3,338,903         3,283,808

 RESEARCH AND OFFICE EQUIPMENT-
   Less accumulated depreciation
   of $1,904,831 and $1,864,182                   592,614           620,608

 DEPOSITS                                         139,828           139,828

 DEFERRED FINANCING COSTS                          92,805                --

 PATENT COSTS- less accumulated
     amortization of  $636,689 and $623,235       456,246           464,676
                                           --------------    --------------

                                            $   4,620,396    $    4,508,920
                                            =============    ==============














See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION
                                -------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             ------------------------
                                   (continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                   (unaudited)

                                              December 31,      September 30,
                                                    2001              2001
                                              -----------      -------------
                                              (AS RESTATED,
                                              SEE NOTE D)
CURRENT LIABILITIES:
   Accounts payable                          $  1,114,155     $     476,509
   Other current liabilities                       74,500                --
                                          ------------------------------------
        Total current liabilities               1,188,655            476,509

 NOTE PAYABLE (See Note C)                        737,500                 --

 CONVERTIBLE NOTES (See Note C)                        --                 --

 DEFERRED RENT                                     29,818             31,218
                                              ------------          ----------

        Total liabilities                       1,955,973            507,727

COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
   Series E cumulative convertible redeemable
     preferred stock, $.01 par value, $1,000
     liquidation value - authorized 6,288;
     issued and outstanding, 4,847
     and 5,863 shares at December 31, 2001 and
     September 30, 2001, respectively                  48                59
   Common stock, $.01 par value; authorized,
     100,000,000 shares; issued and outstanding,
     23,525,080 and 21,952,082 shares at
     December 31, 2001 and September 30, 2001,
     respectively                                 235,251           219,521
   Additional paid-in capital                  77,204,437        75,641,365
   Unearned compensation                          (14,788)          (19,636)
   Net unrealized loss on investments                  --              (210)
   Accumulated Deficit                        (74,760,525)      (71,839,906)
                                            --------------   ---------------

     TOTAL STOCKHOLDERS' EQUITY                 2,664,423         4,001,193
                                           ---------------   --------------

                                           $    4,620,396     $   4,508,920
                                           ==============     =============






See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION
                                -------------------
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         ---------------------------------
                                   (unaudited)
                                                      Three Months Ended
                                                             December 31,
                                                2001              2000
                                                -----             -----
                                             (AS RESTATED,
                                              SEE NOTE D)
 REVENUES:
   Interest income                          $     25,337      $   183,211
   Other income                                  150,907           66,597
                                            -------------     ------------

   TOTAL INCOME                                  176,244          249,808

 EXPENSES:
   Research and development                    2,438,216        2,071,107
   Depreciation and amortization                  56,526           49,079
   General and administrative                    564,622          673,111
                                             ------------      -----------


     TOTAL OPERATING EXPENSES                  3,059,364        2,793,297
                                             ------------      -----------

     OPERATING LOSS                            2,883,120        2,543,489

     INTEREST EXPENSE                             37,500               --
                                         ----------------     ------------

 NET LOSS                                   $  2,920,620      $ 2,543,489
                                            ============      ===========

 ACCRUED DIVIDENDS ON
      PREFERRED STOCK                             81,416               --

 ACCRETION OF BENEFICIAL CONVERSION
      FEATURE ON PREFERRED STOCK                 579,695               --
                                            ---------------   -------------

 NET LOSS ATTRIBUTABLE TO COMMON
      STOCKHOLDERS                          $  3,581,731    $   2,543,489
                                            ============    =============

 LOSS PER COMMON SHARE (BASIC)          $          0.16  $           0.12
                                        ===============  ================

 LOSS PER COMMON SHARE (DILUTED)        $          0.16  $           0.12
                                        ===============  ================

 WEIGHTED AVERAGE COMMON

     SHARES OUTSTANDING                      22,799,002        20,459,913
                                             ==========        ==========







See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION
                                -------------------
              CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                         ---------------------------------
                                   (unaudited)


                                                        Three Months Ended
                                                              December 31,

                                                   2001              2000
                                                   -----             -----
                                                 (AS RESTATED,
                                                 SEE NOTE D)

 NET LOSS                                   $    (2,920,620)     $  (2,543,489)
 OTHER COMPREHENSIVE LOSS -
    Unrealized gain (loss) on investments                --            (28,617)
                                           -----------------------------------

 COMPREHENSIVE LOSS                         $    (2,920,620)     $  (2,572,106)
                                            ================     =============




























See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION
                               -------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                        ---------------------------------
                         (unaudited) Three Months Ended

                                                        December  31,
                                                   2001              2000
                                                   ----              ----
                                                (AS RESTATED,
                                                SEE NOTE D)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                   $     (2,920,620)   $ (2,543,489)
    Adjustments to reconcile net loss to
        net cash used in operating activities:                           --

     Depreciation and amortization                   56,526          49,079
     Issuance of common stock for services          105,877              --
     Stock issued to 401(k)                          22,431          27,391
     Stock bonus granted to officer                  75,071              --
     Repriced options                              (206,568)             --
     Amortization of discount on note payable        37,500              --
     R&D expenses paid with note payable            700,000              --
     Issuance of stock options for services          24,513              --
     Impairment of patents                           5,816
     Realized loss on investments                    2,710               --
     Decrease in receivables                        14,458            9,606
     Decrease (increase) in prepaid expenses       502,950         (603,713)
     Increase in advances                               --          (20,204)
     Increase in other current liabilities          74,500               --
     Decrease in deferred rent                      (1,400)              --
     Increase (decrease) in accounts payable       480,535          (57,569)
                                                   --------------------------
NET CASH USED IN OPERATING ACTIVITIES           (1,025,701)      (3,138,899)
                                                -----------     -----------
CASH FLOWS PROVIDED BY (USED IN)
    INVESTING ACTIVITY:
     Sales of investments                           590,885              --
     Purchase of research and office equipment       (1,218)        (38,813)
     Patent costs                                    (6,779)        (18,524)
                                                ------------       ---------
NET CASH PROVIDED BY (USED IN)
     INVESTING ACTIVITY                             582,888         (57,337)
                                                    -------         --------
CASH FLOWS PROVIDED BY (USED IN) FINANCING
     ACTIVITIES:
    Cash proceeds from issuance of common stock     150,000              --
     Cash proceeds from drawdown on equity line     298,895              --
     Proceeds from convertible notes                800,000              --
     Transaction costs related to convertible
      notes                                        (114,500)             --
                                                ------------        --------
NET CASH PROVIDED BY FINANCING ACTIVITIES         1,134,395              --
                                                ------------        --------
NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS:                             691,582      (3,196,236)
CASH AND CASH EQUIVALENTS:
     Beginning of period                          1,783,990       6,909,263
                                             --------------  --------------
     End of period                             $  2,475,572   $   3,713,027
                                              =============  ==============

See notes to condensed consolidated financial statements.        (continued)

                               CEL-SCI CORPORATION
                                -------------------
                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                         ---------------------------------
                                   (unaudited)
                                   (continued)
                                                            Three  Months Ended
                                                                 December  31,
                                                   2001              2000
                                                   ----              ----
                                                (AS RESTATED,
                                                SEE NOTE D)
SUPPLEMENTAL INFORMATION ON NONCASH
  TRANSACTIONS:
Conversion of preferred stock to common stock
  Decrease in Preferred Stock              $          (10)   $          --
  Decrease in additional paid-in capital           (9,265)              --
  Increase in common stock                          9,275               --
                                             ------------   --------------
                                        $             --     $          --
                                        ================     =============

Accrual of dividends on preferred stock
  Increase in accounts payable                $    81,416    $         --
  Decrease in additional paid-in capital          (81,416)             --
                                             ------------- --------------
                                         $             --   $          --
                                         ================   =============
Common stock issued in lieu of cash dividends
  Decrease in accounts payable                $   (13,336)  $           --
  Increase in common stock                          1,222               --
  Increase in additional paid-in capital           12,114   $           --
                                              -----------   --------------
                                         $             --   $           --
                                        =================   ==============

Changes in unearned compensation for variable options
  Decrease in additional paid-in capital     $      4,848    $          --
  Decrease in unearned compensation                (4,848)              --
                                            --------------  --------------
                                          $            --    $          --
                                          ===============    =============

Accretion for the beneficial conversion
on the preferred stock
  Increase in additional paid-in capital      $   579,695     $         --
  Decrease in additional paid-in capital         (579,695)              --
                                              ------------  --------------
                                        $              --    $          --
                                        =================    =============
Purchase of research and office
equipment, patent costs and costs for
convertible notes included in accounts payable
  Increase in accounts payable               $     89,031     $         --
  Increase in research and office equipment       (11,437)              --
  Increase in patents                              (6,484)              --
  Increase in deferred financing costs            (71,110)              --
                                             -------------  --------------
                                        $              --    $          --
                                        =================    =============


                                                               (concluded)

See notes to condensed consolidated financial statements.

                               CEL-SCI CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                 THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)


A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

      Basis of Presentation

      The accompanying condensed consolidated financial statements of Cel-Sci Corporation and subsidiary (the Company) are unaudited and certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. While management of the Company believes that the disclosures presented are adequate to make the information presented not misleading, these interim consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended September 30, 2001 included elsewhere in this prospectus.

      In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all accruals and adjustments (each of which is of a normal recurring nature) necessary for a fair presentation of the financial position as of December 31, 2001 and the results of operations for the three-month period then ended. The condensed consolidated balance sheet as of September 30, 2001 is derived from the September 30, 2001 audited consolidated financial statements. Significant accounting policies have been consistently applied in the interim financial statements and the annual financial statements. The results of operations for the three-month period ended December 31, 2001 are not necessarily indicative of the results to be expected for the entire year.

      Principles of Consolidation

      The consolidated financial statements include the accounts of CEL-SCI Corporation and its wholly owned subsidiary, Viral Technologies, Inc. All significant intercompany transactions have been eliminated upon consolidation.

      Investments

      Investments that may be sold as part of the liquidity management of the Company or for other factors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed using the specific identified cost basis.

      Research and Office Equipment

      Research and office equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the terms of the lease. Repairs and maintenance are expensed when incurred.

                               CEL-SCI CORPORATION

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)
                                   (continued)



      Research and Development Costs

      Research and development expenditures are expensed as incurred. The Company has an agreement with an unrelated corporation for the production of MULTIKINE, which is the Company's only product source.

      Research and Development Grant Revenues

      The Company's grant arrangements are handled on a reimbursement basis. Grant revenues under the arrangements are recognized as other income when costs are incurred.

      Patents

      Patent expenditures are capitalized and amortized using the straight-line method over 17 years. In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss would be the difference between the estimated fair value of the asset and its carrying value. During the quarter ended December 31, 2001, the Company recorded patent impairment charges of $5,816 for the net book value of patents abandoned during the quarter and such amount is included in general and administrative expenses. There were no impairment charges for the corresponding quarter of 2000.


      Loss per Share

      Net loss per common share is computed by dividing the net loss, after increasing the loss for the effect of any accrued dividends on the preferred stock and the accretion of the beneficial conversion feature related to the preferred stock, by the weighted average number of common shares outstanding during the period. Potentially dilutive common shares, including convertible preferred stock and options to purchase common stock, were excluded from the calculation because they are antidilutive.

      Prepaid Expenses

      The majority of prepaid expenses consist of manufacturing production advances and bulk purchases of laboratory supplies to be consumed in the manufacturing of the Company's product for clinical studies.

                               CEL-SCI CORPORATION

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)
                                   (continued)

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

      Certain reclassifications have been made to the December 31, 2000 financial statements to conform with the current year presentation.


B.          STOCKHOLDERS' EQUITY

      During the quarter ended December 31, 2001, the Company issued 150,000 units at $1.00 to a private investor. Each unit consists of one share of common stock and 1/2 warrant. Each warrant allows the holder to purchase one share of common stock at $1.50 per share at any time prior to October 5, 2004. Also during the quarter, 75,071 shares of common stock were issued to an employee from the Company's stock bonus plan.

      During August 2001, three private investors exchanged shares of the company's common stock and remaining Series D Warrants, which they owned, for 6,288 shares of the Company's Series E Preferred Stock. These investors also exchanged their Series A and Series C Warrants from prior offerings for new Series E Warrants. The preferred shares are entitled to receive cumulative annual dividends in an amount equal to $60 per share and have liquidation preferences equal to $1,000 per share. Each Series E Preferred share is convertible into shares of the Company's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (Conversion Price) of the Company's common stock for the five days prior to the date of each conversion notice. The lowest price at which the Series E Preferred stock can be converted is $1.08. The Series E Preferred stock has no voting rights and is redeemable at the Company's option at a price of 120% plus accrued dividends until August 2003 when the redemption price will be fixed at 100%. During the quarter, 1,016 preferred shares were converted into 927,501 shares of common stock at prices ranging from $1.08 to $1.16 per share. In addition, 12,215 shares of common stock were issued at the same prices in lieu of cash for dividends on the preferred stock. As of December 31, 2001, 4,847 shares of Preferred stock remained outstanding. As of February 15, 2002, 3,843 shares of Preferred stock remained outstanding.

                               CEL-SCI CORPORATION

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)
                                   (continued)

C.    FINANCING TRANSACTIONS
      ----------------------

      In December 2001, the Company agreed to sell redeemable convertible notes and Series F warrants, to a group of private investors for proceeds of $1,600,000. Pursuant to the agreement, the Company incurred total transaction costs of $245,610 of which $185,610 is included in deferred financing costs in the accompanying balance sheet as of December 31, 2001 and is being amortized to interest expense over a two-year period. The notes bear interest at 7% per year and are due and payable on December 31, 2003. Interest is payable quarterly beginning July 1, 2002. The notes are secured by substantially all of the Company's assets and contain certain restrictions, including limitations on such items as indebtedness, sales of common stock and payment of dividends. The notes are convertible into shares of the Company's common stock at the holder's option determinable by dividing each $1,000 of note principal by 76% of the average of the three lowest daily trading prices of the Company's common stock on the American Stock Exchange during the twenty trading days immediately prior to the closing date. In addition, the notes are required to be redeemed by the Company at 130% of the outstanding principal balance upon certain occurrences. Proceeds of $800,000 were received on December 31, 2001 and the second half of the proceeds was received in January 2002. The Series F warrants initially allowed the holders to purchase up to 960,000 shares of the Company's common stock at a price of $0.95 per share at any time prior to December 31, 2008. In accordance with the terms of the warrants, the exercise price was adjusted to $0.65 per share on January 17, 2002. Every three months after January 17, 2002, the warrant exercise price will be adjusted to an amount equal to 110% of the conversion price on such date, provided that the adjusted price is lower than the warrant exercise price on that date.

      The entire balance of the convertible notes as of December 31, 2001 is offset by a discount of $800,000 which represents half of the relative fair value of the Series F warrants of $381,500 and a beneficial conversion discount of $418,500. The remaining half of the fair value of the warrants of $381,500 is included in deferred financing costs in the accompanying consolidated balance sheet as of December 31, 2001. The discount on convertible notes will be amortized to interest expense over a two-year period. The amount of warrants included in deferred financing costs will not be amortized and is expected to be reclassified to the discount on convertible notes upon receipt of the second half of the proceeds in January 2002, at which time it will be amortized to interest expense over a two-year period.

      On November 15, 2001, the Company signed an agreement with Cambrex Bioscience, Inc. ("Cambrex") in which Cambrex provided manufacturing space and support to the Company during November and December 2001 and January 2002. In exchange, the Company has signed a note with Cambrex to pay a total of $1,159,000 to Cambrex. As shown in the condensed consolidated balance sheet, $1,000,000 of this liability was recorded at December 31, 2001 along with an unamortized discount of $262,500 representing imputed interest. The balance will be recorded when incurred in January 2002. The note was payable on November 15, 2002. In December 2001, the note was amended to extend the due date to January 2, 2003. Unpaid principal will begin accruing interest on November 16, 2002 and carries an interest rate of the Prime Rate plus 3%. The note is collateralized by certain laboratory equipment.

                               CEL-SCI CORPORATION

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)
                                   (continued)



      In April 2001, the Company signed an equity line of credit agreement with Paul Revere Capital Partners. Under the agreement, Paul Revere Capital Partners has agreed to provide the Company with up to $10,000,000 of funding prior to June 22, 2003. During this twenty-four month period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners and they will be obligated to purchase the shares. The Company may request a drawdown once every 22 trading days, although the Company is under no obligation to request any drawdowns under the equity line of credit.

D.    RESTATEMENT
      -----------

      Subsequent to the issuance of its condensed consolidated financial statements for the three-month period ended December 31, 2001, the Company determined that it had incorrectly accounted for imputed interest in relation to the note payable to Cambrex Bioscience and accrued dividends on preferred stock during the period ended December 31, 2001. In addition, the Company identified preparation errors related to the condensed consolidated statement of cash flows for the three-month period ended December 31, 2001. These transactions are discussed in the following paragraphs.

      Note Payable to Cambrex - The Company originally recorded imputed interest related to the note payable to Cambrex in prepaid expenses. The Company also originally recorded the note payable at face value. The Company has subsequently determined that the imputed interest should have been recorded as a discount on the note payable and amortized to interest expense over the life of the note payable.

      Statement of Cash Flows - The Company originally included noncash transactions in the statement of cash flows relating to the fair value of warrants included in deferred financing costs and the discount on convertible debt. The Company also included certain noncash investing and financing activities in adjustments to reconcile net cash used in operating activities. The Company subsequently determined that these noncash items should not have been included in the condensed consolidated statement of cash flows. See supplemental disclosures on noncash transactions on page 8.

      Significant Effects of Restatement - As a result, the accompanying condensed consolidated financial statements as of December 31, 2001 and for the three-month period then ended have been restated from previously reported amounts to correct the recording of these items. A summary of the significant effects of the restatement is as follows:

                               CEL-SCI CORPORATION

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)
                                   (continued)

Condensed Consolidated Balance Sheet
As of December 31, 2001
                                          AS PREVIOUSLY
                                             REPORTED       AS RESTATED

Prepaid expenses                          $      663,108     $  363,108
Total current assets                           3,638,903      3,338,903
Total assets                                   4,920,396      4,620,396
Note payable                                   1,000,000        737,500
Total liabilities                              2,218,473      1,955,973
Accumulated deficit                          (74,723,025)   (74,760,525)

Condensed Consolidated Balance Sheet
As of December 31, 2001, continued

Total stockholders' equity                     2,701,923      2,664,423
Total liabilities and stockholders' equity     4,920,396      4,620,396

Condensed Consolidated Statements of Operation
For the period ended December 31, 2001

                                          AS PREVIOUSLY
                                             REPORTED             AS RESTATED

Interest expense                    $                -   $       37,500
Net loss                                     2,883,120        2,920,620

Accrued dividends on preferred stock            68,080           81,416
Net loss attributable to common stockholders 3,530,895        3,581,731
Basic and diluted net loss per common share       0.15             0.16

Condensed Consolidated Statement of Comprehensive Loss
For the period ended December 31, 2001


                                          AS PREVIOUSLY
                                             REPORTED             AS RESTATED

Comprehensive loss                      $     2,883,120     $     2,920,620

                               CEL-SCI CORPORATION

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (unaudited)
                                   (continued)

Condensed Consolidated Statement of Cash Flows
For the period ended December 31, 2001

                                            AS PREVIOUSLY
                                             REPORTED           AS RESTATED

Amortization of discount on note payable      $      -         $  37,500
Deferred financing costs                       381,500                 -
Repriced options                              (211,416)         (206,568)
R&D expenses paid with note payable          1,000,000           700,000
Decrease (increase) in prepaid expenses        202,950           502,950
Increase (decrease) in accounts payable        637,646           480,535
Net cash used in operating activities         (491,938)       (1,025,701)
Sales of investments                           590,674           590,885
Purchase of research and office equipment      (12,655)           (1,218)
Patent costs                                   (13,263)           (6,779)
Net cash provided by investing activities      564,756           582,888
Discount on convertible notes                 (800,000)                -
Transaction costs related to convertible notes 169,869          (114,500)
Net cash provided by financing activities      618,764         1,134,395

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.






                                TABLE OF CONTENTS

                                                                     Page
Prospectus Summary.................................................
Risk Factors.......................................................
Comparative Share Data.............................................
Market for CEL-SCI's Common Stock..................................
Management's Discussion and Analysis of.
  Financial Condition and Results of Operations....................
Business...........................................................
Management.........................................................
Principal Shareholders.............................................
Equity Line of Credit Agreement....................................
Selling Shareholder................................................
Description of Securities..........................................
Legal Proceedings..................................................
Experts............................................................
Indemnification....................................................
Additional Information.............................................

                        ----------------------------- -
                                  Common stock

                               CEL-SCI CORPORATION

                                   PROSPECTUS